Exhibit 10.14

LEASE AGREEMENT

FOR

2901 Tasman Dr. Suite 204

Santa Clara, CA 95054

BETWEEN

Marriott Plaza Associates LP,

a California limited partnership

“LANDLORD”

AND

ASTERA LABS, INC.,

a Delaware corporation

“TENANT”

LEASE AGREEMENT

DEFINITIONS		3

1.1	Commencement Date	3

1.2	Lease Term	3

1.3	Property	3

1.4	Leased Premises	3

1.5	Building	3

1.6	Tenant’s Allocated Share	3

1.7	Permitted Use	3

1.8	Tenant’s Minimum Liability Coverage	3

1.9	Address for Notices	3

1.10	Additional Definitions	3

1.11	Prepaid Rent	3

1.12	Security Deposit	3

DEMISE AND POSSESSION		4

2.1	Lease of Premises	4

2.2	Construction of Improvements	4

2.3	Delivery and Acceptance of Possession	4

2.4	Relocation	4

2.5	Renovation and/or Redevelopment/Termination Option	4

RENT		5

3.1	Base Monthly Rent	5

3.2	Additional Rent	5

3.3	Payment of Rent	6

3.4	Late Charge and Interest Upon Default	6

3.5	Security Deposit	6

3.6	Prepayment of Rent	6

USE OF LEASED PREMISES		7

4.1	Limitation on Use	7

4.2	Compliance with Laws and Private Restrictions	7

4.3	Insurance Requirements	7

4.4	Outside Areas	7

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4.5	Signs	7

4.6	Rules and Regulations	7

4.7	Parking	7

TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS		8

5.1	Leasehold Improvements	8

REPAIR AND MAINTENANCE		8

6.1	Tenant’s Obligation to Maintain	8

6.2	Landlord’s Obligation to Maintain	8

6.3	Tenant’s Obligation to Reimburse	8

6.4	Common Operating Expenses Defined	9

6.5	Control of Common Area	9

6.6	Tenant’s Negligence	9

WASTE DISPOSAL AND UTILITIES		9

7.1	Waste Disposal	9

7.2	Utilities	9

7.3	Compliance with Governmental Regulations	10

REAL PROPERTY TAXES		10

8.1	Real Property Tuxes Defined	10

8.2	Tenant’s Obligation to Reimburse	10

8.3	Taxes on Tenant’s Property	10

INSURANCE		11

9.1	Tenant’s Insurance	11

9.2	Landlord’s Insurance	11

9.3	Tenant’s Obligation to Reimburse	12

9.4	Release and Waiver of Subrogation	12

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY		12

10.1	Limitation on Landlord’s Liability	12

10.2	Indemnification of Landlord	12

DAMAGE TO LEASED PREMISES		12

11.1	Termination Right	12

11.2	Damage Caused by Tenant	13

11.3	Restoration	13

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CONDEMNATION		13

12.1	Taking of Leased Premises	13

DEFAULTS AND REMEDIES		14

13.1	Events of Tenant’s Default	14

13.2	Landlord’s Remedies	14

13.3	Landlord’s Default and Tenant’s Remedies	15

13.4	Waiver	15

ASSIGNMENT AND SUBLETTING		16

14.1	By Tenant	16

14.2	By Landlord	18

TERMINATION		18

15.1	Surrender of the Lensed Premises	18

15.2	Holding Over	18

GENERAL PROVISIONS		18

16.1	Landlord’s Right to Enter	18

16.2	Subordination	19

16.3	Tenant’s Attornment	19

16.3	Estoppel Certificates and Financial Statements	19

16.4	Notices	19

16.5	Attorneys’ Fees	20

16.6	Additional Definitions	20

16.7	Miscellaneous	20

16.8	Limitation on Tenant’s Recourse	21

16.9	Entire Agreement	21

16.10	Waiver of Jury Trial	21

16.11	Brokers	21

16.12	California Disability Compliance	21

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Basic Lease Information

Date:	February 21, 2020

Landlord:	Marriott Plaza Associates LP, a California limited partnership

Tenant:	ASTERA LABS, INC., a Delaware corporation

Commencement Date:	March 15, 2020

Early Access:	Subject to the terms and conditions of Addendum 1 which is attached hereto and incorporated herein by reference, Tenant shall have the right to access the Premises prior the Commencement Date.

Lease Term:	Twenty-Seven (27) months

Base Year:	2020

Property Description:	2901 Tasman Drive, Santa Clara, California 95054

Approximate Property Gross Leasable Area:	100,434

Premises Description:	Suite 204

Approximate Premises Gross Leasable Area:	7,386

Tenant’s Allocated Share:	7.35%

Tenant’s Permitted Use:	General office, research, and development, but only to the extent permitted by the City in which the Leased Premises are located and all agencies and governmental authorities having jurisdiction of the Leased Premises.

Tenant’s Minimum Liability Insurance Coverage:	$2,000,000.00 each occurrence/ $3,000,000.00 aggregate

Prepaid Rent:	$26,589.60

Security Deposit:	$56,417.81

Base Monthly	Period	Base Monthly Rent
Rent:	March 15, 2020—March 14, 2021**	$26,589.60 ($3.60/SF (Full Service))

	March 15, 2021—March 14, 2022	$27,387.29 ($3.71/SF (Full Service))

	March 15, 2022—June 14, 2022	$28,308.91 ($3.82/SF (Full Service))

**Provided that Tenant is not then in default of this Lease beyond all applicable notice and cure periods, then during the first three (3) months of the Lease Term, Tenant shall not be obligated to pay any Base Monthly Rent otherwise attributable to the Leased Premises (collectively the “Base Monthly Rent Abatement”). The period of the Lease Term in which Tenant is entitled to receive the Base Monthly Rent Abatement is referred to herein as the “Base Monthly Rent Abatement Period”. Landlord and Tenant acknowledge that the aggregate amount of the Base Monthly Rent Abatement equals 579,768,80 (i.e., $26,589.60 per month). Tenant acknowledges and agrees that the foregoing Base Monthly Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease, and shall fail to cure such default within any applicable notice and cure period, if any, then the dollar amount of the unapplied portion of the Base Monthly Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Monthly Rent applicable at the end of the Lease Tenn and Tenant shall immediately be obligated to begin paying Base Monthly Rent for the Leased Premises in full.

Total Due Upon Execution:	$83,007.41

Landlord’s Address For Notices:	2765 Sand Hill Road, Suite 200, Menlo Park, California 94025

Tenant’s Address For Notices:	The Leased Premises Address after the Commencement Date, and 4655 Old Ironsides Drive, Suite 190, Santa Clara, California 95054 prior to the Commencement Date.

Brokers:	CBRE, representing the Tenant; and Cushman & Wakefield USA, Inc., representing the Landlord. See Section 16.11 below.

This Basic Lease Information Document is part of that certain lease agreement between the parties for the premises, referenced above, and the terms of this document arc incorporated into the lease agreement and the terms of the lease agreement are incorporated into this document. In the event of a conflict between this Basic Lease Information and the terms of the Lease Agreement, the terms of the Lease Agreement shall control.

LEASE AGREEMENT

This Lease Agreement is dated as of the date on the Basic Lease Information Page, for reference purposes only, by and between Landlord and Tenant who agree as follows.

ARTICLE 1

DEFINITIONS

1.1 Commencement Date: The term “Commencement Date” shall mean the date set forth on the Basic Lease Information Page.

1.2 Lease Term: The term “Lease Term” shall mean the term of this Lease set forth on the Basic Lease Information Page, commencing on the Commencement Dale.

1.3 Property: The term “Property” shall mean that real property with all improvements now or hereafter located thereon set forth on the Basic Lease Information Page and described on Exhibit “A”, if attached. Tenant acknowledges that there exists various methods of measuring square footages and all square footages set forth in this Lease are deemed to be correct regardless of later different measurements by Landlord or Tenant. Tenant has had the opportunity to take square footage measurements and is entering into this Lease knowing that the square footages herein are final and binding.

1.4 Leased Premises: The term “Leased Premises” shall mean that portion of the Property set forth on the Basic Lease Information Page and hatch marked on Exhibit “B”, if attached.

1.5 Building: The term “Building” shall mean the structure in which the Leased Premises are located.

1.6 Tenant’s Allocated Share: The term “Tenant’s Allocated Share” shall mean the percentage obtained by dividing Tenant’s Gross Leasable Area by the Property Gross Leasable Area, which as of the date of this Lease is set forth on the Basic Lease Information Page.

1.7 Permitted Use: The term “Permitted Use” shall mean only the use set forth on the Basic Lense Information Page.

1.8 Tenant’s Minimum Liability Coverage: The term “Tenant’s Minimum Liability Insurance Coverage” shall mean the amount set forth on the Basic Lease Information Page.

1.9 Address for Notices: The term “Address for Notices” shall mean the addresses set forth on the Basic Lease Information Page.

1.10 Additional Definitions: Additional definitions are set forth in Section 16.6, below.

1.11 Prepaid Rent: The term “Prepaid Rent” shall mean the sum set forth on the Basic Lease Information Page.

1.12 Security Deposit: The term “Security Deposit” shall mean the sum set forth on the Basic Lease Information Page.

ARTICLE 2

DEMISE AND POSSESSION

2.1 Lease of Premises: Landlord hereby leases to Tenant and Tenant leases from Landlord, upon the terms and conditions of this Lease, the Leased Premises. Tenant’s lease of the Leased Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, easements and other matters of public record, and (iii) the reasonable rules and regulations from time to time promulgated by Landlord.

2.2 Construction of Improvements: Any improvement work, and the payment therefor, to be performed by either Landlord or Tenant shall be set forth on a separate work agreement to be attached hereto as Exhibit “C”.

2.3 Delivery and Acceptance of Possession: Landlord shall use commercially reasonable efforts to deliver possession of the Leased Premises to Tenant by the Commencement Date. If, despite such efforts, Landlord is unable to deliver possession by such date. Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. Tenant shall not, however, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Leased Premises to Tenant, and any period of rent abatement that Tenant would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Tenant would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Tenant. By taking possession of the Leased Premises, Tenant shall be conclusively deemed to have accepted the Leased Premises in its then existing condition “AS IS”.

2.4 Relocation: Landlord shall have the right at any time during the term of this lease, or any extension or renewal thereof, to substitute other space within the Property for the Leased Premises upon giving Tenant sixty (60) days’ advance written notice of said intention. Such relocation space shall be approximately equal in size to the Leased Premises hereunder. Upon the date of such relocation. Tenant’s Base Monthly Rent and Allocated Share shall be modified to be consistent with the new square footage of the relocation space if such differs from the Leased Premises hereunder.

2.5 Renovation and/or Redevelopment/Termination Option: Landlord shall have the right at any time during the Lease Term or any extension or renewal thereof, to terminate this Lease, upon not less than one hundred twenty (120) days advance written notice, in the event that Landlord elects to redevelop the Building or Property or renovate or redevelop space within the Building, and where such redevelopment or renovation would detrimentally impact Tenant’s access to, or use of, the Leased Premises. Landlord shall have the right to undertake such renovation or redevelopment and nothing contained in this Lease shall limit or restrict Landlord s right to do so and Landlord shall have no liability to Tenant with respect to the same.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the lease term Tenant shall pay to Landlord Base Monthly Rent as set forth on the Basic Lease Information Page.

A. Subject to the terms of this Lease, Base Monthly Rent is not payable during the first three (3) months of the Lease Term (the “Base Rent Abatement Period”). Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Rent Abatement Period as remains following Landlord’s notice as hereinafter provided at the rate of $26,589.60 per month for Base Monthly Rent beginning on the date (the “Base Monthly Rent Start Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment (defined below). To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the Base Monthly Rent that would be payable for the remaining Base Rent Abatement Period at the rate of $26,589.60 per month (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If the Base Monthly Rent Start Dale is effective on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Start Date through the last day of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

B. If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall prepare an amendment in the form of Exhibit E attached hereto (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised rent schedule reflecting Tenant’s payment of the Base Monthly Rent for the remaining Base Rent Abatement Period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

3.2 Additional Rent: All payments due hereunder from Tenant shall be deemed Additional Rent.

3.3 Payment of Rent: The Base Monthly Rent shall be paid in advance on the first day of each calendar month during the Lease Term. Any additional rent shall be due and payable as set forth in this Lease or, if not specifically set forth, upon the date such charges are incurred. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor, to Landlord at its address set forth above or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay rent (including common operating expenses and taxes) shall be prorated at the commencement and expiration of the Lease Term. If prorated at the commencement, and the Lease Summary Information Sheet does not set forth one full month’s rent plus the first partial month’s rent, Tenant, on the first day of the first complete month following the Commencement Date, shall pay the balance of the first partial month as well as the first complete month.

3.4 Late Charge and Interest Upon Default: If any monetary obligation is not received by Landlord within five (5) days after it becomes due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such delinquent rent and, in addition. Tenant shall pay to Landlord interest on such monetary obligation at the maximum legal interest rate allowed by law between contracting parties.

3.5 Security Deposit: Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (a) to remedy any default by Tenant in the payment of rent; (b) to repair damage to the Leased Premises caused by Tenant; (c) to clean the Leased Premises upon termination of the Lease, and (d) to remedy any other default of Tenant as permitted by law. Tenant hereby waives the benefit of any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7 or any similar or successor law. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of California Civil Code Section 1950.7 (or any similar or successor law) which would require Landlord to return the Security Deposit within thirty (30) days after recovery of possession, and the parties agree that Landlord shall return the Security Deposit to Tenant (or the portion thereof that Tenant may then be entitled to) within thirty (30) days of Landlord’s determination of the final reconciliation of Common Operating Expenses pursuant to the terms of Section 6.3 below. Further, Tenant agrees that Landlord may, prior to returning the Security Deposit to Tenant, deduct from the Security Deposit any amounts owed by Tenant to Landlord in connection with such final reconciliation of Common Operating Expenses.

3.6 Prepayment of Rent: Tenant has paid to Landlord the Prepaid Rent concurrently with its execution of this Lease, as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

ARTICLE 4

USE OF LEASED PREMISES

4.1 Limitation on Use: Tenant shall continuously use the Leased Premises throughout the Lease Term solely for the Permitted Use. Tenant shall not do anything in or about the Leased Premises which shall interfere with the rights of other tenants, cause damage to the Leased Premises or interfere with the proper operation of the Building systems. Tenant shall keep the Leased Premises in a clean, attractive and good condition, free from any nuisances. Landlord makes no representation as to whether Tenant’s permitted use is allowable under applicable laws and Tenant bears sole responsibility for verifying the same and this lease is not contingent upon nor voidable by Tenant should Tenant not be allowed to conduct its intended use upon the Leased Premises. Tenant may not store, use nor bring any hazardous or toxic chemicals (including, but not limited to, any chemicals regulated by any Federal, State and/or local agency or authority) upon the Leased Premises. Landlord and/or Landlord’s consultants may inspect the Leased Premises at any and all times to assure Tenant is in compliance with any and all laws applicable to hazardous or toxic chemicals.

4.2 Compliance with Laws and Private Restrictions: Tenant shall not use the Leased Premises in any manner which violates any Laws or Private Restrictions. Tenant shall promptly comply with all Laws and Private Restrictions, now in affect or hereafter adopted.

4.3 Insurance Requirements: Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are required by such companies to maintain, al standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.4 Outside Areas: No materials shall be stored upon or permitted to remain outside of the Leased Premises unless approved in writing by Landlord.

4.5 Signs: Tenant shall be entitled to building standard directory and suite signage, at Tenant’s sole cost and expense. Additionally, subject to Landlord’s approval as to the final design of the sign panel proposed by Tenant, Tenant shall be entitled to install its name and/or logo on one (1) slot of the existing monument sign located at the corner of Great America Parkway and Tasman Drive (Tenant shall be responsible for all costs of designing, fabricating and installing such monument signage). All signage that is approved by Landlord shall be installed by Tenant at Tenant’s sole cost and expense, or, at Landlord’s option, installed by Landlord at Tenant’s sole cost and expense. Tenant shall not place on any portion of the Property any sign without the prior written approval of Landlord, and at the expiration or sooner termination of this Lease, Tenant shall remove all signs installed by it and repair any damage caused by such removal, including but not limited to repainting so that the repaired surface matches the surrounding surface and the area appears as though such sign were never installed. Tenant shall at all times maintain such signs in good condition and repair.

4.6 Rules and Regulations: Tenant agrees to abide by such rules and regulations as Landlord may adopt from time to time.

4.7 Parking: Tenant shall have the non-exclusive right to use not more than Tenant’s Allocated Share of the non assigned parking spaces. No parking is permitted overnight. Landlord has the right to assign reserved parking to any tenant. Landlord reserves the right to have any vehicles owned by Tenant or its employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. Tenant agrees to participate in any parking program established by Landlord. In the event that Landlord desires to utilize the parking lot on weekends for special events, including but not limited public parking for Forty-Niner (49er) football games. Landlord shall be permitted to so utilize the parking lot provided that Landlord has provided Tenant no less than fifteen (15) days prior written notice of Landlord’s intent to so utilize the parking lot.

ARTICLE 5

LEASEHOLD IMPROVEMENTS

5.1 Leasehold Improvements and Required Alterations: Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord’s prior approval. Landlord may require Tenant to remove any such alterations at the expiration of the Lease Term and restore the Leased Premises. Tenant shall make all alterations, additions or changes, of any sort, whether structural or otherwise, to the Leased Premises or the Property that is required by any Law (a) for Tenant to operate it’s business upon the Leased Premises, (b) because of Tenant’s use or change of use of the Leased Premises, (c) because of Tenant’s application for any permit or governmental approval, or (c) because of Tenant’s construction or installation of any Leasehold Improvements or Trade Fixtures. All fixtures, improvements or equipment which are installed or constructed by Landlord on, or attached by Landlord to, the Leased Premises shall become a part of the realty and belong to Landlord. Tenant shall keep the Leased Premises and the Property free from any liens.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Tenant shall, at all times during the Lease Term, except as expressly set forth in Section 6.2, below, clean, keep, and maintain, in good first class order and condition the Leased Premises and ail appurtenances thereto for Tenant s exclusive use.

6.2 Landlord’s Obligation to Maintain: Landlord shall repair, maintain, replace and operate the Leased Premises and Common Areas as Landlord determines in its sole but good faith discretion. Al! such expenses of Landlord (including janitorial, if the same is provided by Landlord) shall be a Common Operating Expense. Tenant shall be responsible for damage caused to any part of the Property by any act, negligence or omission of Tenant or its agents contractors, employees or invitees and Landlord may charge Tenant directly for any expenses Landlord incurs with respect to the same. It is an express condition precedent to all obligations of Landlord to repair, maintain and replace that Tenant shall have notified Landlord, in writing, of the need for such repairs, maintenance and replacements and that Landlord is provided reasonable time following such notice to repair or maintain the same.

6.3 Tenant’s Obligation to Reimburse: As additional rent. Tenant shall pay Tenant’s Allocated Share of all increases in “Common Operating Expenses” (as defined below) over the Base Year. Landlord shall deliver to Tenant Landlord’s reasonable estimate of the increase in Common Operating Expenses it anticipates will be paid or incurred for the calendar year in question. Tenant shall pay such share of the estimated increase in Common Operating Expenses in advance in equal monthly installments due with the installment of Base Monthly Rent and after the end of such calendar year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord in accordance with this Article during the just ending calendar year and the amount paid m the Base Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or a rent credit by Landlord, as the case may require, within ten (10) days after delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant’s share of the increase in Common Operating Expenses for such calendar year over the Base Year. Tenant shall have the right, exercisable upon reasonable prior notice to Landlord in writing, to inspect Landlord’s books and records relating to Common Operating Expenses at Landlord’s or Landlord’s property manager’s office within thirty (30) days of receipt of any annual statement for the same, for the purpose of verifying the charges contained in such statement. Tenant may not withhold payment pending completion of such inspection.

6.4 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean each and every expense incurred by Landlord to operate, maintain, repair, replace, and manage any portion of the Property. Nothing set forth herein shall impose upon Landlord an obligation to so repair, maintain and/or replace any items unless such obligation is otherwise expressly set forth elsewhere in this Lease. If less than 95% of the total rentable area of the Building is occupied during the Base Year or any calendar year during the Lease Term, then Common Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Common Operating Expenses had such percentage of the total rentable area of the Building been occupied.

6.5 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area, if any and the right to (a) close any part of the Common Area and (b) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and/or change the name or address of the Building.

6.6 Tenant’s Negligence: Tenant shall pay for all damage to the Property caused by the negligent act or omission of Tenant, its agents, employees, contractors, or invitees or by the failure of Tenant to comply with the terms of this Lease.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall dispose of its waste as directed by Landlord.

7.2 Utilities: If Landlord determines that Tenant is using a disproportionate amount of any utility service provided to Tenant, then Landlord at its election may (a) periodically charge Tenant, as additional rent, a sum equal to Landlord’s estimate of the cost of Tenant’s excess use of such utility service, or (b) install a separate meter to measure the utility service supplied to the Leased Premises, at Tenant’s cost. Tenant acknowledges that it shall be reasonable for Landlord to determine that Tenant is using a disproportionate amount of any specific utility service if Tenant is using such utility service outside the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday. Tenant acknowledges that HVAC service to the Leased Premises is provided only during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and is not provided at all on New Year’s Day,

Memorial Day, Independence Day, Labor Day. Thanksgiving and Christmas (the “Building Hours”), and if Tenant desires to make use of the HVAC system servicing the Leased Premises outside of Building Hours then Tenant must notify Landlord by Thursday at 5 00 p.m. each week as to any outside Building Hours HVAC usage that Tenant will require for the following week, and any outside Building Hours HVAC usage shall be at a rate of Thirty Dollars ($30.00) per hour. Tenant shall pay any after Building Hours HVAC usage charges to Landlord immediately upon receipt of an invoice for the same. Notwithstanding anything to the contrary contained in this Lease, Tenant shall make no alteration, addition or other modification or improvement to the Leased Premises or to the utility systems within the Leased Premises if the same would interfere with or otherwise reduce the amount or capacity of any utility provided to other tenants of the Property or to other portions of the Property available for occupancy by tenants without first obtaining Landlord’s prior written consent, which consent may be given or withheld or conditioned in Landlord’s sole and absolute discretion.

7.3 Compliance with Governmental Regulations: Tenant shall comply with all rules, regulations and requirements of any governmental agency or utility suppliers.

ARTICLE 8

REAL PROPERTY TAXES

8.1 Real Property Tuxes Defined: The term “Real Property Taxes” as used herein shall mean any and all taxes, assessments, levies, and other charges of any kind or nature whatsoever, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which arc levied or assessed against the Property or rents therefrom.

8.2 Tenant’s Obligation to Reimburse: As additional rent, Tenant shall pay Tenant’s Allocated Share of the increase alt Real Property Taxes assessed against the Property which become due during the Lease Term over and above the Base Year. Landlord shall deliver to Tenant Landlord’s reasonable estimate of the increase in taxes it anticipates will be paid or incurred for the calendar year in question. Tenant shall pay such share of the estimated increase in taxes in advance in equal monthly installments due with the installment of Base Monthly Rent. Landlord shall furnish to Tenant a statement in reasonable detail of the actual assessed increase in Real Property Taxes for the calendar year just ended and the amount paid in the Base Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or a rent credit by Landlord, as the case may require, within ten (10) days after delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant’s share of the increase in Real Property Taxes actually assessed for such calendar year over the Base Year.

8.3 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes and other charges imposed against Tenant, Tenant’s estate in this Lease, the property of Tenant situated upon the Property, or Leasehold Improvements, which become due during the Lease Term.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain in full force and effect during the Lease Term the following insurance: Tenant shall maintain a policy or policies of commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Leased Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance coverage set forth in Article 1. Such commercial general liability insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord as set forth in Article 10. Tenant shall maintain a policy or policies of property insurance against “all risks” at least as broad as the current ISO Special Form policy, with a sprinkler leakage endorsement (if the Building contains fire sprinklers), including earthquake and flood, for loss to any tenant improvements, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. If Tenant undertakes or authorizes any construction, alteration, improvements or the like in the Leased Premises, then Tenant shall maintain contingent liability and broad form builder’s risk insurance with coverage in an amount satisfactory to Landlord. Tenant shall maintain a policy or policies of workers compensation insurance and any other employee benefit insurance sufficient to comply with all Laws. Landlord and such others it designates shall be named as additional insureds on the policies of insurance described in this Article. All insurance required by this Article (i) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (ii) shall be in a form satisfactory to Landlord, (iii) shall be carried with companies reasonably acceptable to Landlord, (iv) shall provide that such policies shall not be subject to cancellation or change except after at least thirty (30) days prior written notice to Landlord, (v) shall contain a “cross liability” provision providing in substance that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss suffered by Landlord by reason of the negligence of Tenant, and (vi) shall not have a “deductible” in excess of One Thousand Dollars ($1,000.00) per occurrence. Copies of such policy or policies, or duly executed certificates for them, together with satisfactory evidence of the payment of the premium therefor, shall be deposited with Landlord prior to the time Tenant enters into possession of the Leased Premises and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage.

9.2 Landlord’s Insurance: During the Lease Term, Landlord may, but is not required to, maintain a policy or policies of fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss of rents and from physical damage to the Leased Premises and with coverage limits as Landlord may elect, in its sole discretion, up to the full replacement cost. Landlord is not obligated to cause such insurance to cover any Trade Fixtures, Leasehold improvements, or any inventory or other personal property of Tenant. In addition, during the Lease Term, Landlord may, but is not required to. maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring or resulting from an occurrence in. on or about the Property.

9.3 Tenant’s Obligation to Reimburse: The cost of the insurance which Landlord elects to carry pursuant to this Article 9 and any deductible amount paid by Landlord and excluded from the coverage of such insurance shall be a common area expense and shall be paid by Tenant to Landlord pursuant to Article 6.

9.4 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk under any insurance policy required to be carried by either of the parties hereunder.

ARTICLE 10

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Except for Landlord’s intentional wrongdoing. Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees, damage to Tenant’s property, or loss to Tenant’s business resulting from any cause whatsoever including, without limitation. Landlord’s and/or its contractor’s, employee’s, and/or agent’s active or passive negligence. Except as set forth above. Tenant’s sole remedy is to rely upon insurance it is cither required to maintain hereunder or may obtain to adequately cover such potential losses.

10.2 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord and its employees and agents, with competent counsel reasonably satisfactory to Landlord, from all liability and claims (including attorney fees) (a) resulting from any cause or causes whatsoever (other than the willful misconduct of Landlord) occurring in or about or resulting from an occurrence in or about the Leased Premises, or (b) resulting from the negligence or willful misconduct of Tenant or its agents, employees, contractors, guests and/or invitees, wherever the same may occur. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE TO LEASED PREMISES

11.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Leased Premises. Subject to the provisions of Section 11.2, if the Leased Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding one hundred eighty (180) consecutive days with the conduct by Tenant of its business at the Leased Premises, then either party, at any lime prior to commencement of repair of the Leased Premises and following ten (10) days written notice to the other party, may terminate this Lease effective thirty (30) days after delivery of such notice to the other party. Further, if any portion of the Leased Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible or if the holder of any indebtedness secured by the Leased Premises requires that the insurance proceeds be applied to such indebtedness, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, then

Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Leased Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy with respect to any such damage regardless of the cause thereof.

11.2 Damage Caused by Tenant. Tenant’s termination rights under Section 11.1 shall not apply if the damage to the Leased Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees, or contractors (“Tenant Acts”). Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

11.3 Restoration. Subject to the provisions of Section 11.2 above, if the Leased Premises are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Leased Premises unless the Lease is terminated by Landlord pursuant to this Article. All insurance proceeds available from Tire and property damage insurance carried by Landlord pursuant to Article 9 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to this Article then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits. Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises were immediately prior to such damage, excluding any Leasehold Improvement, Trade Fixtures and/or personal property constructed or installed by Tenant in the Leased Premises, and Tenant shall forthwith replace or fully repair all Leasehold Improvements and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction.

ARTICLE 12

CONDEMNATION

12.1 Condemnation: If the Leased Premises or any portion thereof arc taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Leased Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation. Tenant may. at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Leased Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Leased Premises taken bears to the total rentable floor area of the Leased Premises. No reduction of Base

Rent shall occur if the condemnation does not apply to any portion of the Leased Premises. Any award for the taking of all or any part of the Leased Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Leased Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

ARTICLE 13

DEFAULTS AND REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of this Lease, allowing Landlord to pursue any of the remedies set forth below or any other remedies afforded by law or equity, if any of the following events occur:

A. Tenant fails to pay any payment obligation (Base Monthly Rent, Additional Rent and/or any other monetary payments due hereunder) when due;

B. Tenant fails to perform any term, covenant, or condition of this Lease, except those payment obligations referred to in the immediately preceding subparagraph, and Tenant fails to cure such default within ten (10) days after delivery of written notice from Landlord informing Tenant of such default;

C. Tenant makes an assignment or sublease in violation of this Lease;

D. There is a general assignment by Tenant or any guarantor for the benefit of creditors;

E. The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors or guarantors;

F. The receivership, attachment, or other judicial seizure of the Leased Premises or all or substantially all of Tenant’s assets on the Leased Premises; and/or

G. Tenant’s failure to execute and deliver any documents required to be executed and delivered by Tenant under Sections 16.1 and/or 16.2 below within the time periods required therein.

13.2 Landlord’s Remedies: In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative.

A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the remedies of injunctive relief and special performance to compel Tenant to perform its obligations under this Lease, and (iii) the right to cause a receiver to be appointed to administer and manage the Leased Premises. It is expressly agreed that the remedies herein include the remedies provided in Civil Code Section 1951.4 or any successor statute, such that Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, so long as this Lease provides that Tenant may sublet or assign its rights hereunder subject only to reasonable limitations. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach shall constitute a termination of Tenant s right to possession unless Landlord gives Tenant written notice of termination.

B. Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event (his Lease shall terminate on the date set forth for termination in such notice. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2, or any successor statute, including the right to (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus (2) the worth at the lime of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease.

C. Tenant agrees that any notice given by Landlord pursuant to Section 13.1 of this Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

13.3 Landlord’s Default and Tenant’s Remedies: In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously, with due diligence, prosecutes such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant as its sole remedy may proceed in law or in equity to compel Landlord to perform its obligations. Tenant waives any and all rights to assert constructive eviction. Tenant hereby waives any right of relief from forfeiture including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure and/or any similar or successor law.

13.4 Waiver: The receipt of acceptance by Landlord of any rent with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. The waiver by cither party of any breach of any provision of the Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this paragraph as ‘‘Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as “Transfer”), whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) assign or otherwise transfer its interest in this Lease or in the Leased Premises; (ii) sublet all or any part of the Leased Premises or allow it to be sublet, occupied, or used by any person or entity other than Tenant; (iii) transfer any right appurtenant to this Lease or the Leased Premises; (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner, or (v) terminate or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for al! reasonable costs and attorney’s fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys’ fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant s notice given to Landlord pursuant to subparagraph B, below, and (iii) contains the agreement of the proposed Transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall constitute a default by Tenant and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this paragraph as to any subsequent transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B. Tenant shall give Landlord at least thirty (30) days prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed Transferee; (ii) an audited financial statement, if available, or an unaudited financial statement if an audited statement is not available, of the Transferee prepared in accordance with generally accepted accounting principles for a period ending not more than one year prior to the proposed effective date of the Transfer, (iii) the nature of the proposed Transferee’s business to be carried on in the Leased Premises; (iv) all consideration to be given on account of the Transfer, (v) a current financial statement of Tenant and (vi) such other information as may be requested by Landlord. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information required by this subparagraph.

C. In the event that Tenant seeks to make any Transfer. Landlord shall have the right to withhold its consent to such Transfer, as permitted pursuant to this Article, or to exercise any of the rights set forth in this subparagraph, by giving Tenant written notice of its election within thirty (30) days after Tenant s notice of intent to Transfer has been given to Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, Landlord may withhold its consent where the proposed Transferee’s net worth (according to generally accepted accounting principles) is, in Landlord’s sole but reasonable discretion, insufficient to satisfy all remaining debts and liabilities that may become due and owing in connection with this Lease from and after the effective date of the Transfer. The following rights are in addition to Landlord’s consent rights and may be exercised by Landlord in its sole discretion without limiting Landlord in the exercise of any other right or remedy which Landlord may have.

(1) Landlord may recapture the subject space. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed space, or, if the proposed space covers all the Leased Premises, it shall serve to terminate the entire Term of this Lease. However, no termination of this Lease with respect to part or all of the Leased Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Leased Premises. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

(2) If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent arc payable hereunder, fifty percent (50%) of any Transfer Premium. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease.

D. If Tenant is a corporation or limited liability company, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock or membership interests of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease, provided, however, that the foregoing shall not apply to a corporation the capital stock of which is publicly traded. The phrase “controlling percentage’’ includes, but is not limited to, the ownership of and the right to vote stock or membership interests possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock or memberships interests issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partners) owning twenty-five percent (25%) or more (cumulatively) of any interest in the capita] or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant s interest in this Lease. In the event of a transaction covered by the terms of this Subsection D, the transferee or assignee (or the parent of the company into which Tenant is merged or which mergers into Tenant) shall assume all obligations of Tenant under this Lease.

E. Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent or other consideration and apply it toward Tenant’s obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant shall have the right to collect such rent or other consideration,

14.2 By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and the Property at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the dale of such transfer, shall be automatically relieved, without any further act by any other person or entity, of all liability under this Lease.

ARTICLE 15

TERMINATION

15.1 Surrender of the Leased Premises: Immediately prior to the expiration or upon the earlier termination of this Lease, Tenant shall remove all Trade Fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Leased Premises to Landlord immediately upon expiration or the earlier termination in the same condition as existed at the Commencement Date, reasonable wear tear excepted (however reasonable wear tear excepted shall not include wear and tear that would have been avoided by first class maintenance practices), with all holes in walls and floors repaired. If Landlord so requests, either before or after the expiration or earlier termination of this Lease, Tenant shall prior to the expiration or earlier termination of this Lease or within ten (10) days of Landlord’s request, whichever is later: (a) remove any Leasehold Improvements designated by Landlord, (b) repair all damage caused by such removal and (c) restore the Leased Premises to the condition existing prior to the time such removed Leasehold Improvements were initially installed. In the alternative Landlord may elect that Tenant pay to Landlord the amount to so restore the Leased Premises to the condition required by Landlord hereunder. If the Leased Premises arc not so surrendered at the expiration or earlier termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.2 Holding Over: Tenant shall have no right to hold over beyond the expiration or earlier termination of this Lease, With respect to any holding over after the expiration or termination of this Lease, with or without Landlord’s consent, the Base Month Rent shall be increased to an amount equal to two hundred percent (200%) of the Base Monthly Rent last in effect unless otherwise expressly agreed in writing between Landlord and Tenant.

ARTICLE 16

GENERAL PROVISIONS

16.1 Landlord’s Right to Enter: Landlord and its agents may enter the Leased Premises at any reasonable time for the purpose of (a) inspecting the same, (b) supplying any service, and/or (c) showing the Leased Premises to prospective purchasers, mortgagees or tenants.

16.2 Subordination: This Lease is subject and subordinate to all Security Instruments existing as of the date of this Lease. However, if any Lender so elects at any time, this Lease shall become prior and superior to any such Security Instrument. At Landlords election, this Lease shall become subject and subordinate to any Security Instrument created after the date of this Lease. Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease cither prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of the Security Deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Property in connection with the enforcement of its Security Instrument. Tenant s failure to execute any such document or instrument within ten (10) days of Landlord’s written request for the same shall constitute a default by Tenant. Tenant shall attorn (a) to any purchaser of the Leased Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Property, (b) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (c) to the lessor under any underlying ground lease should such ground lease be terminated. In the event of any default on the part of Landlord, Tenant will give notice by certified mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

16.3 Estoppel Certificates and Financial Statements: Tenant will, following any request by Landlord (and in no event greater than ten (10) calendar days following Landlord’s written request for the same), promptly execute and deliver to Landlord an estoppel certificate certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to deliver an estoppel certificate within such ten (10) day period shall constitute a default by Tenant and shall be a conclusive admission by Tenant that, all matters so requested by Landlord are true and accurate. At any time during the Lease Term, Tenant shall, upon ten (10) days’ prior written notice from Landlord, provide Tenants most recent financial statement and financial statements covering the twenty-four (24) months prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Property. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

16.4 Notices: Except as provided in any applicable unlawful detainer statutes, in which Landlord may either elect that this notice provision shall apply or the notice provision under the applicable unlawful detainer statute shall apply, any notice required or desired to be given regarding this Lease shall be in writing and may be personally served, or in lieu of personal service, may be given by certified mail return receipt requested or by any reputable overnight courier guaranteeing next day delivery. If given by certified mail, such notice shall be deemed to have been given (a) on the third business day after mailing if such notice was deposited in the United States mail, first class certified mail return receipt requested, postage prepaid, addressed to the party to be served at its address first above set forth and (b) in all other cases when actually delivered. Either party may change its address by giving notice of same in accordance with this paragraph.

16.5 Attorneys’ Fees: In the event either party shall bring any action or legal proceeding, or otherwise incur any legal fees, for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease or right of either party, the prevailing or party not in violation of this Lease shall be entitled to recover, reasonable attorneys’ fees and court costs from the other. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.6 Additional Definitions: “Agreed Interest Rate* shall mean an interest rate of the maximum applicable rate permitted by Law. “Effective Date” shall mean the reference date of this Lease appearing above. “Law” or “Laws” shall mean all laws, rules, regulations, ordinances, directives, covenants, casements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Leased Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on. in, under, or about the Leased Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any hazardous substance), now in effect or which may hereafter come into effect. “Leasehold Improvements” shall mean ail improvements, additions, alterations, and fixtures installed in the Leased Premises by Tenant or at its expense, or by Landlord for the benefit of Tenant, which are not Trade Fixtures. “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time. “Trade Fixtures” shall mean anything affixed to the Leased Premises by Tenant at its expense for purposes of trade, manufacture, or ornament (except where Tenant replaced similar work or material originally installed by Landlord) that is specifically unique to Tenant’s business as opposed to being useful to Tenants of the Leased Premises generally, which can be removed without injury to the Leased Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Leased Premises, provided, however, that all of Tenant’s signs shall be Trade Fixtures regardless of how affixed to the Leased Premises.

16.7 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, regardless of which party caused the same to be prepared. This Lease may be executed in counterparts and faxes or emailed signatures shall be deemed originals for all purposes.

16.8 Limitation on Tenant’s Recourse: Without limiting anything to the contrary set forth in this Lease Agreement, Tenant expressly agrees that Tenant shall have recourse only to the net rental income of the Building of which the Leased Premises are a part for the satisfaction of any monetary obligations hereunder and Tenant shall not have recourse against any other assets of Landlord whatsoever.

16.9 Entire Agreement: The Lease and any addenda or amendments hereto which arc executed by Landlord and Tenant concurrently with this Lease and arc attached hereto (and by this reference incorporated herein), are the entire agreement between the parties, and there arc no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any other representation or warranty. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

16.10 Waiver of Jury Trial: Tenant hereby waives the right to have any dispute relating to this Agreement or, in any way relating to Tenant’s occupancy of the Leased Premises, tried before a jury.

16.11 Brokers: Except for the Brokers referenced on the Lease Summary Information Sheet each party represents that no other Broker has represented such party with respect to this Lease transaction.

16.12 California Disability Compliance. Subject to Landlord’s work, if any, as referred to in Exhibit C to this Lease, Tenant hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Lease Term or any part of the Lease Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter; except that the foregoing shall not diminish Landlord s ongoing maintenance and repair obligations pursuant to this Lease. Pursuant to California Civil Code § 1938, Landlord hereby slates that the Leased Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55 32). Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under slate law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Leased Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Leased Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by applicable law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as additional Rent within ten (10) days following Landlord’s demand.

IN WITNESS WHEREOF, Landlord and Tenant hereafter execute this Lease as a binding agreement between them.

[Signatures on following page.]

LANDLORD

MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership

By:	Menlo Equities Associates IV LLC,
a California limited liability company
Its	General Partner

	By:	Menlo Equities LLC,
a California limited liability company
	Its:	Manager

		By:	Diamant Investments LLC, a California limited liability company
		Its:	Member

By: /s/ Richard Holmstrom
Name: Richard Holmstrom
Its: Manager

		Date:	2/27/20

TENANT

ASTERA LABS, INC., a Delaware corporation

By:	/s/ Sanjay Gajendra
Name:	Sanjay Gajendra
Its:	Chief Revenue Officer

Date:	02/24/2020

EXHIBIT A

PROPERTY DEPICTION

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EXHIBIT B

PREMISES DEPICTION

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EXHIBIT C

TENANT IMPROVEMENT

1. Tenant Improvements. Subject to the terms and conditions of this Exhibit set forth below, Landlord agrees to: (I) install a dishwasher in the kitchen in the Premises, and (2) remove the AT&T equipment from the network room within the Premises (collectively, “Tenant Improvements” or “Landlord’s Work”). Landlord shall not be obligated to pay for any improvements to the Premises other than the Tenant Improvements. As Landlord’s option, Tenant shall be required to execute or initial such further plans and. or specifications as Landlord may prepare acknowledging the Landlord Work that is to occur.

2. Substantial Completion. Landlord shall attempt to Substantially Complete (defined below) the Tenant Improvements prior to the Commencement Date, subject to delays beyond the reasonable control of the Landlord. The Tenant Improvements shall be deemed substantially complete on the date Landlord’s contractor notifies Landlord that the Landlord Work is substantially completed (“Substantial Completion”). If Substantial Completion has not occurred on or before the scheduled Commencement Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Landlord Work as soon as practicable thereafter, (ii) Landlord shall not be deemed to be in breach or default of the Lease or this document as a result thereof, (iii) Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) there shall be no delay or extension of the Commencement Date as a result of the same. The Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease.

3. Tenant Delays. Any delay attributable to Tenant and/or any of Tenant’s employees, agents, contractors or representatives, including, but not limited to, any changes to the Landlord Work requested by Tenant, shall be considered “Tenant Delays”. It is the intention of the parties that Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to any such Tenant Delays.

4. Work During Tenant’s Occupancy. It is acknowledged and agreed that the Landlord Work hereunder may occur during a period of Tenant’s access to the Premises. Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Landlord Work.

5. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit, the terms of this Exhibit shall prevail.

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EXHIBIT D

RULES AND REGULATIONS

1.

No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, except that photographs and art work may be displayed within the Leased Premises. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.

If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Leased Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Leased Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Leased Premises.

3.

Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons arc engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except as expressly provided in the Lease.

4.	The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

5.

All cleaning and janitorial services for the Leased Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Leased Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Leased Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.

Landlord will furnish Tenant, free of charge, with six keys to each door lock in the Leased Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore.

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7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services. Tenant shall first obtain, and comply with, Landlord’s instructions in their installation.

8.

Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9.

Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.

Tenant shall not use or keep in the Leased Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Leased Premises any foul or noxious gas or substance, or permit or allow the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Leased Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.

Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from adjusting controls. Tenant shall keep corridor doors closed, and shall close window coverings al the end of each business day.

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13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.

Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for al) acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15.

Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Leased Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16.	Tenant shall not accept barbering or bootblacking service upon the Leased Premises, except at such hours and under such regulations as may be fixed by Landlord.

17.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.

Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Leased Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Leased Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

19.

Tenant shall not install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.

Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Leased Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Leased Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the Leased Premises any vending machine without the written consent of Landlord except for vending machines for its employees’ and invitees’ use.

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22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23.

Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of this Building.

24.

Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.

The Leased Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Leased Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Leased Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea. hot chocolate and similar beverages and microwave ovens for cooking food shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.

Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed.

30.

The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.

Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

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32.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations against any or all of the tenants of the Building.

33.

These Rules and Regulations are in addition to. and shall not be construed to m any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.

Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which arc adopted.

35.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E

FORM OF LUMP SUM PAYMENT AMENDMENT

AMENDMENT NO. ___ TO LEASE

This AMENDMENT NO. __ To LEASE (“Amendment”) is dated as of this __ day of __________, 2020 (the “Amendment Date”), by and between MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership (“Landlord”), and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of February 21, 2020 (as amended by that certain __________ dated as of _________] ([collectively,] the “Lease”) for premises commonly known as 2901 Tasman Drive, Suite 204, Santa Clara, California 95054, comprised of approximately 7386 rentable square feet of floor area as more particularly described in the Lease, and

B. Landlord has exercised the Lump Sum Payment Option as defined in Section 3.1A of the Lease.

C. Landlord and Tenant now desire to amend the Lease to set forth the on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.

2. Lump Sum Payment Date. The Lump Sum Payment Date is _________, 2020.

3. Base Monthly Rent Start Date. The Base Monthly Rent Start Date is _________, 2020.

4. Abated Rent Lump Sum Payment. The amount of the Abated Rent Lump Sum Payment is _____________ Dollars ($_________).

5. Base Monthly Rent. The schedule of Base Monthly Rent, as set forth on the Basic Information Page of the Lease, is hereby amended in its entirety to read as follows:

Period	Base Monthly Rent
March 15, 2020 - _________	$00.00 ($00.00/SF (Full Service))
_____________ - March 14, 2021	$26,589.60 ($3.60/SF (Full Service))
March 15, 2021 - March 14, 2022	$27,387.29 ($3.71/SF (Full Service))
March 15, 2022 - June 14, 2022	$28,308.91 ($3.82/SF (Full Service))

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6. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

7. Miscellaneous.

7.1 Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

7.2 Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.

7.3 Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

7.4 Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD

MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership

By:	Menlo Equities Associates IV LLC,
a California limited liability company
Its:	General Partner

	By:	Menlo Equities LLC,
a California limited liability company
	Its:	Manager

		By:	Diamant Investments LLC, a California limited Liability company
		Its:	Member

By:
Name: Richard Holmstrom
Its: Manager

Date:

TENANT

ASTERA LABS, INC., a Delaware corporation

By:
Name:	Jitendra Mohan
Its:	Chief Executive Officer

Date:

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ADDENDUM 1

EARLY POSSESSION

This Addendum 1 (“Addendum”) is dated February 21, 2020, for the reference purposes only and is made between MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership (“Landlord”), and ASTERA LABS, INC., a Delaware corporation (“Tenant”), to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 2901 Tasman Drive, Suite 204, Santa Clara, California 95054 (the “Premises”), Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1. Early Possession. Subject to the full execution of the Lease, Tenant’s payment of Prepaid Rent and Security Deposit, and Tenant’s delivery of al) required insurance information (collectively, the “Conditions Precedent to Early Occupancy”), Landlord agrees that commencing upon February 23, 2020, and continuing until the Commencement Date, Tenant may enter the Premises for the purpose of, and only for the purpose of, installing fixtures and equipment, in furtherance of Tenant’s intended operations from the Premises (“Early Occupancy”). Such Early Occupancy shall be pursuant to the terms of the Lease and all exhibits and addenda thereto and may not interfere, in any way, with any improvement work Landlord may be required to perform Io the Premises. Tenant shall not be obligated to pay Rent prior to the Commencement Date, however, all other terms of the Lease, including, but not limited to Tenant’s obligation to pay for all utilities used by Tenant, etc., shall be in effect during such Early Occupancy. For the avoidance of doubt, it is agreed that Tenant shall only be entitled to the full benefit of such Early Occupancy period in the event all Conditions Precedent to Early Occupancy have been satisfied prior to February 23, 2020; and, in the event any such Conditions Precedent to Early Occupancy have not been satisfied prior to February 23, 2020, there shall be no delay or postponement of the Commencement Date as a result of the same. It is acknowledged that the Early Occupancy may occur during a period that Landlord is performing work upon the Premises. In such event, Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents, contractors, or representatives in performing such work.

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FIRST AMENDMENT TO LEASE AGREEMENT

[EXPANSION AGREEMENT]

This First Amendment to Lease Agreement (“Amendment”) is dated June 15, 2021, for reference purposes only, and is entered into by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 21, 2020 (the “Lease”), for the leasing of certain premises consisting of approximately 7,386 rentable square feet located at 2901 Tasman Drive, Suite 204, Santa Clara, California 95054 (the “Original Premises”) as such Original Premises is more fully described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises consisting of approximately 10,205 rentable square feet located at 2901 Tasman Drive, Suite 205, Santa Clara, California 95054 (the “Expansion Premises”), which Expansion Premises are depicted on Exhibit A attached hereto and made a part hereof, and the extension of the Lease Term, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Premises:

(a) Effective as of August 1, 2021 (the “EP Commencement Date”), the Original Premises shall be expanded to include the Expansion Premises. Notwithstanding the foregoing, following the full execution of this Amendment, Tenant’s payment of the Expansion Prepaid Rent (defined below), Tenant’s payment of the Additional Security Deposit (defined below), and Tenant’s delivery of all required insurance information, but in no event earlier than June 17, 2021, Tenant may enter the Expansion Premises for the purpose of, and only for the purpose of, installing furniture, fixtures and equipment, in furtherance of Tenant’s intended business operations from the Expansion Premises (“Early Occupancy”). Any such Early Occupancy shall be pursuant to all of the terms of the Lease and this Amendment and may not interfere, in any way, with any maintenance, repair and/or improvement work that Landlord may be required to perform to the Expansion Premises. Tenant shall not be obligated to pay Base Monthly Rent and/or Additional Rent with respect to the Expansion Premises during any such Early Occupancy and prior to the EP Commencement Date, however, all other terms of the Lease, including, but not limited to Tenant’s obligation to pay utilities, Tenant’s obligations to carry all insurance required by the Lease, Tenant’s indemnification obligations, etc., shall be in effect during such period of Early Occupancy.

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(b) From and after the EP Commencement Date, the “Premises” shall mean and refer to the aggregate of the Original Premises and the Expansion Premises consisting of a combined total of approximately 17,591 rentable square feet located at 2901 Tasman Drive, Suites 204 & 205, Santa Clara, California 95054. Accordingly, from and after the EP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to the Original Premises and the Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the EP Commencement Date, the rentable square footage of the Premises shall be conclusively deemed to be 17,591 rentable square feet.

(c) Tenant acknowledges and agrees (i) Tenant is familiar with the condition of the Expansion Premises, (ii) except as otherwise expressly provided herein, Tenant accepts the Expansion Premises in their existing condition “AS IS”, and (iii) Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Expansion Premises except as otherwise set forth in Exhibit B attached hereto and made a part hereof.

3. Lease Term Extension: The Lease Term is hereby extended through and including August 31, 2023.

4. Base Monthly Rent For The Original Premises And The Expansion Premises: Effective from and after the EP Commencement Date, the Base Monthly Rent for the Original Premises and the Expansion Premises payable by Tenant to Landlord in accordance with the provisions of the Lease shall be as follows:

Original Premises:

Period Start	Period End		Base Monthly Rent
8/1/2021	3/31/2022	*	$27,387.29 (Full Service)
4/1/2022	7/31/2023		$28,208.91 (Full Service)
8/1/2023	8/31/2023		$29,055.18 (Full Service)

*

Base Monthly Rent for the Original Premises shall be abated for the second half of November and December 2021. Landlord and Tenant agree that the total value of the Base Monthly Rent abatement with respect to the Original Premises is $41,080.93***.

Expansion Premises:

Period Start	Period End		Base Monthly Rent
8/1/2021	7/31/2022	**	$37,840.14 (Full Service)
8/1/2022	7/31/2023	**	$38,975.35 (Full Service)
8/1/2023	8/31/2023		$40,144.61 (Full Service)

**

Base Monthly Rent for the Expansion Premises shall be abated for the months of November and December in each of the calendar years 2021 and 2022. Landlord and Tenant agree that the total value of the Base Monthly Rent abatement with respect to the Expansion Premises is $153,630.98***.

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***

Tenant acknowledges that Landlord’s agreement to provide the Base Monthly Rent abatement with respect to the Original Premises and the Expansion Premises (collectively, the “Base Monthly Rent Abatement”) is conditioned upon Tenant not committing an act of default throughout the Lease Term. If Tenant commits an act of default at any time during the Lease Term and fails to cure said default within any applicable notice and cure period provided for under the Lease, then (i) Tenant shall immediately pay to Landlord, upon demand, a sum equal to the total amount of the Base Monthly Rent Abatement which has been used by Tenant as of the date of the occurrence of such event of default, and (ii) all of the Base Monthly Rent Abatement with respect to the Original Premises and the Expansion Premises which has not been used by Tenant as of the date of the occurrence of such event of default shall automatically terminate and become null and void, and Tenant shall thereafter pay all Base Monthly Rent when due under the Lease (as modified by this Amendment), without regard to the Base Monthly Rent Abatement provisions set forth hereinabove.

Notwithstanding the foregoing Base Monthly Rent Abatement provisions, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Monthly Rent Abatement period as remains following Landlord’s notice as hereinafter provided at the then applicable monthly rental rate set forth in the schedule above (without regards to the Base Monthly Rent Abatement provisions) beginning on the date (the “Base Monthly Rent Abatement Acceleration Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment (defined below). To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the total Base Monthly Rent that would be payable for the remaining Base Monthly Rent Abatement period at the then applicable monthly rental rate set forth in the schedule above (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If the Base Monthly Rent Abatement Acceleration Date is effective on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Abatement Acceleration Date through the last day of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall prepare an amendment to the Lease in the form of Exhibit C attached hereto (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised rent schedule reflecting Tenant’s

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payment of the Base Monthly Rent for the remaining Base Monthly Rent Abatement period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

5. Tenant’s Allocated Share/Base Year Applicable to Expansion Premises: Effective from and after the EP Commencement Date, Tenant’s Allocated Share under the Lease shall be increased from 7.35% to 17.51% (i.e., 7.35% for the Original Premises and 10.16% for the Expansion Premises). Landlord and Tenant agree that the Base Year applicable to the Expansion Premises shall be 2020.

6. Prepayment of Base Monthly Rent: Concurrent with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall prepay to Landlord the sum of $37,840.14 (the “Expansion Prepaid Rent”) as an advanced payment towards Tenant’s Base Monthly Rent obligations under the Lease (as modified by this Amendment) for the Expansion Premises for the month of August 2021.

7. Security Deposit: Concurrent with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall pay to Landlord an additional sum of $77,950.68 (the “Additional Security Deposit”), which Additional Security Deposit shall be added to Tenant’s existing Security Deposit of $56,417.81 for a total Security Deposit in the amount of $134,368.49 which shall be held by Landlord in accordance with the terms of the Lease.

8. Options: Tenant acknowledges that there are no options to further extend or renew the term of the Lease, to further expand the Premises, or to purchase all or any part of the property of Landlord, and any such options which may have previously been granted are hereby terminated.

9. Insurance: Prior to Tenant’s entry into the Expansion Premises for any reason, Tenant shall deliver to Landlord a certificate of insurance evidencing that the Expansion Premises are included within and covered by Tenant’s insurance policies required to be carried by Tenant pursuant to the Lease.

10. California Disability Compliance: Pursuant to California Civil Code § 1938, Landlord hereby states that the Expansion Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52). Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects

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to perform a CASp inspection of the Expansion Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Expansion Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by applicable law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand.

11. Brokers: Each party hereto represents and warrants to the other party hereto that neither party has engaged or been represented by any brokers in connection with this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

12. General Provisions:

(a) Capitalized Terms: Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the meanings given them in the Lease.

(b) Lease Status/Entire Understanding: The Lease is in full force and effect and there are no other amendments or addenda to the Lease other than those set forth herein. Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect. This Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

(c) Modification: This Amendment cannot be amended or modified except by a written agreement executed by each of the parties hereto.

(d) Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

(e) Interpretation/Voluntary Agreement: The terms of this Amendment shall be interpreted neutrally regardless of which party prepared this Amendment or the language in question. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD:		TENANT:

MARRIOTT PLAZA ASSOCIATES L.P.,		ASTERA LABS, INC.,
a California limited partnership		a Delaware corporation

By:	Menlo Equities Associates IV LLC,	By: /s/ Mike Tate
	a California limited liability company	Name: Mike Tate
Its:	General Partner	Its: CFO
Date: June 15, 2021

By: Menlo Equities LLC
a California limited liability company
Its: Manager

By: Diamant Investments LLC,
a California limited liability
company
Its: Member

By: /s/ Richard Holmstrom
Name: Richard Holmstrom
Its: Manager
Date: 6/21/21

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EXHIBIT A

EXPANSION PREMISES

This exhibit, entitled “Expansion Premises”, is and shall constitute Exhibit A to that certain First Amendment to Lease Agreement dated June 15, 2021 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 204 & 205, Santa Clara, California 95054. The Expansion Premises is depicted below.

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EXHIBIT B

TENANT IMPROVEMENTS

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain First Amendment to Lease Agreement dated June 15, 2021 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 204 & 205, Santa Clara, California 95054 (the “Premises”). Any capitalized terms not defined in this Exhibit shall have the meanings given to them in the Amendment, and any capitalized terms not defined in this Exhibit or in the Amendment shall have the terms given to them in the Lease. Landlord and Tenant agree that the Amendment is hereby modified and supplemented as follows:

1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Premises in accordance with Section 2 below and pursuant to the terms of this Exhibit.

2. Definition. “Tenant Improvements” as used in this Exhibit shall include those interior improvements to be made to the Premises as are described on Exhibit B-l attached hereto (the “Description of the Work” or the “Work” as the context may require). Landlord shall not be obligated to pay for any improvements which are not expressly described in the Description of the Work. At Landlord’s option, Tenant shall be required to execute or initial such further plans and/or specifications as Landlord may prepare acknowledging the Work that is to occur.

3. Building Standard Work. The Tenant Improvements shall be at least equal, in quality, to Landlord’s building standard materials, quantities and procedures then in use by Landlord.

4. Substantial Completion. Landlord shall attempt to Substantially Complete (defined below) the Tenant Improvements within a commercially reasonable time, subject to delays beyond the reasonable control of the Landlord. The Tenant Improvements shall be deemed substantially complete on the date Landlord’s contractor notifies Landlord that the Work is substantially completed (“Substantial Completion”). If Substantial Completion has not occurred on or before the scheduled EP Commencement Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Work as soon as practicable thereafter, (ii) there shall be no delay in the EP Commencement Date, (iii) Landlord shall not be deemed to be in breach or default of the Lease or this Exhibit as a result thereof, and (iv) Landlord shall have no liability to Tenant as a result of any delay in occupancy or full use of the Premises (whether for damages, abatement of all or any portion of the Rent, or otherwise). Subject to the provisions of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease.

5. Tenant Delays. Tenant shall be solely responsible for any delays in the construction of the Tenant Improvements due to the acts or omissions of Tenant and/or any of Tenant’s employees, agents, contractors or representatives (collectively, “Tenant Delays”), including, but not limited to, any delays caused by Tenant’s Early Occupancy of the Expansion Premises in accordance with the terms of the Amendment. It is the intention of the parties that Tenant shall be wholly and completely responsible for any and all consequences related to any such Tenant Delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.

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6. Termination. If the Lease is terminated prior to the EP Commencement Date for any reason due to the default of Tenant under the Lease, then, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

7. Work During Tenant’s Occupancy. It is acknowledged and agreed that the work hereunder shall occur during the Tenant’s occupancy of the Original Premises and may also occur during Tenant’s occupancy of the Expansion Premises. Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Work.

8. Lease Provisions; Conflict. The terms and provisions of the Amendment and Lease, insofar as they are applicable, in whole or in part, to this Exhibit, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Amendment and/or Lease and this Exhibit, the terms of this Exhibit shall prevail.

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EXHIBIT B-1

DESCRIPTION OF THE WORK

1.	Landlord shall connect the Original Premises and the Expansion Premises by constructing a framed opening to create an internal walkway between the two premises.

2.	Landlord shall cause the Expansion Premises to be placed into a broom clean condition following the completion of the Tenant Improvements.

3.	Landlord shall paint the interior walls of the Expansion Premises.

4.	Landlord shall clean the carpets in the Expansion Premises.

5.	Landlord shall repair any broken window shades within the Expansion Premises.

6.	Landlord shall replace any burnt out light bulbs within the Expansion Premises.

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EXHIBIT C

FORM OF LUMP SUM PAYMENT AMENDMENT

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is dated as of this __ day of ___________, 202_ (the “Amendment Date”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated February 21, 2020, as amended by that certain First Amendment to Lease dated June 15, 2021 (collectively, the “Lease”) for premises commonly known as 2901 Tasman Drive, Suites 204 & 205, Santa Clara, California 95054; and

B. Landlord has exercised the Lump Sum Payment Option as defined in Section 4 of the First Amendment to Lease dated June 15, 2021 (the “First Amendment”).

C. Landlord and Tenant now desire to amend the Lease to set forth the on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.

2. Lump Sum Payment Date. The Lump Sum Payment Date is ___________, 202_.

3. Base Monthly Rent Start Date. The Base Monthly Rent Abatement Acceleration Date is ___________, 202_.

4. Abated Rent Lump Sum Payment. The amount of the Abated Rent Lump Sum Payment is _____________ Dollars ($___________).

5. Base Monthly Rent. The schedule of Base Monthly Rent, as set forth in Section 4 of the First Amendment, is hereby amended in its entirety to read as follows:

[TO BE INSERTED]

*	[DRAFTING NOTE: COMPLETE TO CORRESPOND WITH ANY BASE MONTHLY RENT ABATEMENT ALREADY APPLIED]

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6. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

7. Miscellaneous.

7.1 Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

7.2 Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.

7.3 Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

7.4 Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD:		TENANT:

MARRIOTT PLAZA ASSOCIATES L.P.,		ASTERA LABS, INC.,
a California limited partnership		a Delaware corporation

By:	Menlo Equities Associates IV LLC,	By: ____________________________________
	a California limited liability company	Name: __________________________________
Its:	General Partner	Its: _____________________________________
Date: ___________________________________

By: Menlo Equities LLC
a California limited liability company
Its: Manager

By: Diamant Investments LLC,
a California limited liability
company
Its: Member

By:
Name: Richard Holmstrom
Its: Manager
Date:

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SECOND AMENDMENT TO LEASE AGREEMENT

[EXPANSION AGREEMENT]

This Second Amendment to Lease Agreement (“Amendment”) is dated March 20, 2022, for reference purposes only, and is entered into by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 21, 2020, as amended by that certain First Amendment to Lease Agreement dated June 15, 2021 (collectively, the “Lease”), for the leasing of certain premises consisting of approximately 17,591 rentable square feet located at 2901 Tasman Drive, Suites 204 & 205, Santa Clara, California 95054 (the “Original Premises”) as such Original Premises is more fully described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises consisting of approximately 15,566 rentable square feet located at 2901 Tasman Drive, Suites 106, 209 and 219, Santa Clara, California 95054 (the “Expansion Premises”), which Expansion Premises are depicted on Exhibit A attached hereto and made a part hereof, and the extension of the Lease Term, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Premises:

(a) Effective as of April 1, 2022 (the “EP Commencement Date”), the Original Premises shall be expanded to include the 2022 Expansion Premises. Notwithstanding the foregoing, following the full execution of this Amendment, Tenant’s payment of the Expansion Prepaid Rent (defined below), Tenant’s payment of the Additional Security Deposit (defined below), and Tenant’s delivery of all required insurance information, Tenant may enter the 2022 Expansion Premises for the purpose of, and only for the purpose of, installing furniture, fixtures and equipment, in furtherance of Tenant’s intended business operations from the 2022 Expansion Premises (“Early Occupancy”). Any such Early Occupancy shall be pursuant to all of the terms of the Lease and this Amendment and may not interfere, in any way, with any maintenance, repair and/or improvement work that Landlord may be required to perform to the 2022 Expansion Premises. Tenant shall not be obligated to pay Base Monthly Rent and/or Additional Rent with respect to the 2022 Expansion Premises during any such Early Occupancy and prior to the EP Commencement Date, however, all other terms of the Lease, including, but not limited to Tenant’s obligation to pay utilities, Tenant’s obligations to carry all insurance required by the Lease, Tenant’s indemnification obligations, etc., shall be in effect during such period of Early Occupancy.

(b) From and after the EP Commencement Date, the “Premises” shall mean and refer to the aggregate of the Original Premises and the 2022 Expansion Premises consisting of a combined total of approximately 33,157 rentable square feet located at 2901 Tasman Drive, Suites 106, Suites 204, 205, 209 and 219, Santa Clara, California 95054. Accordingly, from and after the EP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to the Original Premises and the 2022 Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the EP Commencement Date, the rentable square footage of the Premises shall be conclusively deemed to be 33,157 rentable square feet.

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(c) Tenant acknowledges and agrees (i) Tenant is familiar with the condition of the 2022 Expansion Premises, (ii) Tenant accepts the 2022 Expansion Premises in their existing condition “AS IS”, and (iii) Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the 2022 Expansion Premises except as otherwise set forth in Exhibit B attached hereto and made a part hereof.

3. Lease Term Extension: The Lease Term is hereby extended through and including December 31, 2023.

4. Base Monthly Rent For The Original Premises And The 2022 Expansion Premises: Effective from and after the EP Commencement Date, the Base Monthly Rent for the Original Premises and the 2022 Expansion Premises payable by Tenant to Landlord in accordance with the provisions of the Lease shall be as follows:

Suite 204:

Period Start	Period End	Base Monthly Rent
4/1/2022	7/31/2023	$28,208.91 (Full Service)
8/1/2023	12/31/2023	$29,055.18 (Full Service)

Suite 205:

Period Start	Period End	Base Monthly Rent
4/1/2022	7/31/2022	$37,840.14 (Full Service)
8/1/2022	7/31/2023**	$38,975.35 (Full Service)
8/1/2023	12/31/2023	$40,144.61 (Full Service)

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Base Monthly Rent for Suite 205 shall be abated for the months of November and December during the calendar year 2022. Landlord and Tenant agree that the total value of the Base Monthly Rent abatement with respect to the 2022 Expansion Premises is $77,950.70****.

Suites 106, 209 and 219:

Period Start	Period End	Base Monthly Rent
4/1/2022	7/31/2022***	$58,445.77 (Full Service)
8/1/2022	7/31/2023	$59,450.30 (Full Service)
8/1/2023	12/31/2023	$61,233.81 (Full Service)

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Base Monthly Rent for Suite 219 shall be abated for each of April, May, June and July 2022. Landlord and Tenant agree that the total value of the Base Monthly Rent abatement with respect to the 2022 Expansion Premises is $$97,982.83****.

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Tenant acknowledges that Landlord’s agreement to provide the Base Monthly Rent abatement with respect to the Suites 204 and 219 (collectively, the “Base Monthly Rent Abatement”) is conditioned upon Tenant not committing an act of default throughout the Lease Term. If Tenant commits an act of default at any time during the Lease Term and fails to cure said default within any applicable notice and cure period provided for under the Lease, then (i) Tenant shall immediately pay to Landlord, upon demand, a sum equal to the total amount of the Base Monthly Rent Abatement which has been used by Tenant as of the date of the occurrence of such event of default, and (ii) all of the Base Monthly Rent Abatement with respect to Suites 204 and 219 which has not been used by Tenant as of the date of the occurrence of such event of default shall automatically terminate and become null and void, and Tenant shall thereafter pay all Base Monthly Rent when due under the Lease (as modified by this Amendment), without regard to the Base Monthly Rent Abatement provisions set forth hereinabove.

Notwithstanding the foregoing Base Monthly Rent Abatement provisions, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Monthly Rent Abatement period as remains following Landlord’s notice as hereinafter provided at the then applicable monthly rental rate set forth in the schedule above (without regards to the Base Monthly Rent Abatement provisions) beginning on the date (the “Base Monthly Rent Abatement Acceleration Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment (defined below). To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the total Base Monthly Rent that would be payable for the remaining Base Monthly Rent Abatement period at the then applicable monthly rental rate set forth in the schedule above (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If the Base Monthly Rent Abatement Acceleration Date is effective on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Abatement Acceleration Date through the last day of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall prepare an amendment to the Lease in the form of Exhibit C attached hereto (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised rent schedule reflecting Tenant’s payment of the Base Monthly Rent for the remaining Base Monthly Rent Abatement period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

5. Tenant’s Allocated Share/Base Year Applicable to Expansion Premises: Effective from and after the EP Commencement Date, Tenant’s Allocated Share under the Lease shall be increased from 17.51% to 33.01% (i.e., 7.3 5% for Suite 205, 10.16% for Suite 204, and 15.50% for Suites 106, 209 and 219). Landlord and Tenant agree that the Base Year applicable to the 2022 Expansion Premises shall be 2020.

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6. Prepayment of Base Monthly Rent: Concurrent with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall prepay to Landlord the sum of $33,527.74 (the “Expansion Prepaid Rent”) as an advanced payment towards Tenant’s Base Monthly Rent obligations under the Lease (as modified by this Amendment) for the 2022 Expansion Premises for the month of April 2022.

7. Security Deposit: Concurrent with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall pay to Landlord an additional sum of $122,467.61 (the “Additional Security Deposit”), which Additional Security Deposit shall be added to Tenant’s existing Security Deposit of $134,368.49 for a total Security Deposit in the amount of $256,836.10 which shall be held by Landlord in accordance with the terms of the Lease.

8. Options: Tenant acknowledges that there are no options to further extend or renew the term of the Lease, to further expand the Premises, or to purchase all or any part of the property of Landlord, and any such options which may have previously been granted are hereby terminated.

9. Insurance: Prior to Tenant’s entry into the 2022 Expansion Premises for any reason, Tenant shall deliver to Landlord a certificate of insurance evidencing that the 2022 Expansion Premises are included within and covered by Tenant’s insurance policies required to be carried by Tenant pursuant to the Lease.

10. California Disability Compliance: Pursuant to California Civil Code § 1938, Landlord hereby states that the 2022 Expansion Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52). Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the 2022 Expansion Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the 2022 Expansion Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by applicable law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand.

11. Brokers: Each party hereto represents and warrants to the other party hereto that neither party has engaged or been represented by any brokers in connection with this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

12. General Provisions:

(a) Capitalized Terms: Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the meanings given them in the Lease.

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(b) Lease Status/Entire Understanding: The Lease is in full force and effect and there are no other amendments or addenda to the Lease other than those set forth herein. Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect. This Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

(c) Modification: This Amendment cannot be amended or modified except by a written agreement executed by each of the parties hereto.

(d) Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

(e) Interpretation/Voluntary Agreement: The terms of this Amendment shall be interpreted neutrally regardless of which party prepared this Amendment or the language in question. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD:	TENANT:

MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership	ASTERA LABS, INC., a Delaware corporation

By: Menlo Equities Associates IV LLC, a California limited liability company	By: /s/ Philip T Mazzara Name: Philip T Mazzara
Its: General Partner	Its: VP of Legal
Date: March 22, 2022

By: Menlo Equities LLC, a California limited liability company
Its: Manager

By: Diamant Investments LLC, a California limited liability company
Its: Member

By: /s/ Richard Holmstrom
Name: Richard Holmstrom
Its: Manager
Date: 3/31/22

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EXHIBIT A

EXPANSION PREMISES

This exhibit, entitled “Expansion Premises”, is and shall constitute Exhibit A to that certain Second Amendment to Lease Agreement dated March 20, 2022 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 106, Suites 204, 205, 209 and 219, Santa Clara, California 95054. The 2022 Expansion Premises is depicted below.

[ATTACHED - 3 PAGES]

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EXHIBIT B

TENANT IMPROVEMENTS

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain Second Amendment to Lease Agreement dated March 21, 2022 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 106, Suites 204, 205, 209 and 219, Santa Clara, California 95054 (the “Premises”).

1. Tenant Improvements. Subject to the terms and conditions of this Exhibit set forth below, Landlord agrees install new carpet, wall base, paint, ceiling tiles and lighting in Suite 219 only (collectively, “Tenant Improvements” or “Landlord’s Work”). Landlord shall not be obligated to pay for any improvements to the Premises other than the Tenant Improvements. At Landlord’s option, Tenant shall be required to execute or initial such further plans and/or specifications as Landlord may prepare acknowledging the Landlord Work that is to occur.

2. Substantial Completion. Landlord shall make commercially reasonable efforts to substantially complete the Tenant Improvements within four (4) months of the EP Commencement Date, subject to delays beyond the reasonable control of the Landlord. The Tenant Improvements shall be deemed substantially complete on the date Landlord’s contractor notifies Landlord that the Landlord Work is substantially completed (“Substantial Completion”). If Substantial Completion has not occurred on or before the scheduled Commencement Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Landlord Work as soon as practicable thereafter, (ii) Landlord shall not be deemed to be in breach or default of the Lease or this document as a result thereof, (iii) Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) there shall be no delay or extension of the EP Commencement Date as a result of the same. The Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease.

3. Tenant Delays. Any delay attributable to Tenant and/or any of Tenant’s employees, agents, contractors or representatives, including, but not limited to, any changes to the Landlord Work requested by Tenant, shall be considered “Tenant Delays”. It is the intention of the parties that Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to any such Tenant Delays.

4. Work During Tenant’s Occupancy. It is acknowledged and agreed that the Landlord Work hereunder may occur during a period of Tenant’s access to the Premises. Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Landlord Work.

5. Lease Provisions; Conflict. The terms and provisions of the Amendment, insofar as they are applicable, in whole or in part, to this Exhibit, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Amendment and this Exhibit, the terms of this Exhibit shall prevail.

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EXHIBIT C

FORM OF LUMP SUM PAYMENT AMENDMENT

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is dated as of this ___ day of ____________, 202_ (the “Amendment Date”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated February 21, 2020, as amended by that certain First Amendment to Lease dated June 15, 2021, and as further amended by that certain Second Amendment to Lease dated March 20, 2022 (collectively, the “Lease”), for premises commonly known as 2901 Tasman Drive, Suites 106, Suites 204, 205, 209 and 219, Santa Clara, California 95054; and

B. Landlord has exercised the Lump Sum Payment Option as defined in Section 4 of the Second Amendment to Lease dated March 20, 2022 (the “Second Amendment”).

C. Landlord and Tenant now desire to amend the Lease to set forth the on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.

2. Lump Sum Payment Date. The Lump Sum Payment Date is __________, 202_.

3. Base Monthly Rent Start Date. The Base Monthly Rent Abatement Acceleration Date is __________, 202_.

4. Abated Rent Lump Sum Payment. The amount of the Abated Rent Lump Sum Payment is __________ Dollars ($__________).

5. Base Monthly Rent. The schedule of Base Monthly Rent, as set forth in Section 4 of the Second Amendment, is hereby amended in its entirety to read as follows:

[TO BE INSERTED]

*[DRAFTING NOTE: COMPLETE TO CORRESPOND WITH ANY BASE MONTHLY RENT ABATEMENT ALREADY APPLIED]

6. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

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7. Miscellaneous.

7.1 Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

7.2 Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.

7.3 Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

7.4 Counterparts and Electronic Signatures. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD:	TENANT:

MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership	ASTERA LABS, INC., a Delaware corporation

By: Menlo Equities Associates IV LLC, a California limited liability company	By: Name:
Its: General Partner	Its:
Date:

By: Menlo Equities LLC, a California limited liability company
Its: Manager

By: Diamant Investments LLC, a California limited liability company
Its: Member

By:
Name: Richard Holmstrom
Its: Manager
Date:

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THIRD AMENDMENT TO LEASES AGREEMENT

This Third Amendment to Lease Agreement (“Amendment”) is dated as of January 30, 2023, for reference purposes only, and is entered into by and Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated February 21, 2020, as amended by that certain First Amendment to Lease Agreement dated June 15, 2021, as further amended by that certain Second Amendment to Lease Agreement dated March 20, 2022 (collectively, the “Lease”), for the Leasing of certain premises commonly known as 2901 Tasman Drive, Suites 106, 204, 205, 209 and 219, Santa Clara, California 950544 (“Premises”);

B. The current Lease Term is scheduled to expire on December 31, 2023; and

C. The parties have agreed to extend the Lease Term through April 30, 2025, pursuant to the terms and conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1. Recitals. Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Lease Term Extension. The Lease Term is hereby extended through and including April 30, 2025.

3. Base Monthly Rent. The Base Monthly Rent under the Lease for the period of January 1, 2024, through and including April 30, 2025, shall be as follows:

Period	Base Monthly Rent
January 1, 2024 - December 31, 2024**	$116,049.500 ($3.50/SF (Full Service)
January 1, 2025 - April 30, 2025	$119,530.99) ($3.61/SF (Full Service)

**

Landlord agrees that during the period of January 1, 2024 January 31, 2024 (the “Base Rent Abatement Period”), the Base Monthly/Rent shall be abated (the “Base Rent Abatement”). The Base Rent Abatement is conditioned upon Tenant not committing an act of default throughout the Lease Term. If Tenant commits an act of default at any time during the Lease Term and fails to cure said default within the period allowed under the Lease, then (i) Tenant shall immediately pay to Landlord, upon demand, a sum equal to the total amount of Base Rent Abatement which has been used by Tenant as of the date of the occurrence of such event of default, and (ii) all of the Base Rent Abatement which has not been used by Tenant as of the date of the occurrence of such event of default shall automatically terminate and become null and void, and Tenant shall thereafter pay all Base Monthly Rent when due under the Lease, without regard to the Base Rent Abatement provisions of this paragraph.

4. Base Year. Effective from and after the January 1, 2024, the Base year shall be 2023.

5. Security Deposit Reduction. Landlord and Tenant hereby agree to reduce the current Security Deposit of $256,836.10 under the Lease by $126,402.50, such that the total Security Deposit held under the Lease from and after such reduction shall be $130,433.60. Landlord, at its option, shall either refund the $126,402.50 reduced portion of the Security Deposit or shall apply the same as a credit against Tenant’s Base Monthly Rent obligations next coming due under the Lease.

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6. Holding Over. Landlord and Tenant agree that the reference in Section 15.2 of the Lease to “200%” is hereby deleted and replaced with a reference to “150%”.

7. Additional Provisions Regarding Base Monthly Rent Abatement. Landlord and Tenant agree that the following provisions apply with respect to the Base Rent Abatement granted above.

A. Notwithstanding anything to the contrary contained in the Lease, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Rent Abatement Period as remains following Landlord’s notice as hereinafter provided at the Base Monthly Rent rate otherwise set forth in the applicable Base Monthly Rent schedule beginning on the date (the “Base Monthly Rent Start Date”) set forth in the Lump Sum Payment Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump Sum Payment (defined below). To exercise the Lump Sum Payment Option, Landlord must (i) provide written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the Base Monthly Rent that would be payable for the applicable remaining Base Rent Abatement Period at the monthly rate set forth in the above Base Monthly Rent schedule (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building by Landlord (the date of such payment is hereinafter referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires or is terminated or deemed null and void for any reason, Landlord’s exercise of the Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If the Base Monthly Rent Start Date is effective on a day other than the first day of a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Start Date through the last day of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

B. If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall prepare an amendment in the form of Exhibit E attached to the Lease (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised Base Monthly Rent schedule reflecting Tenant’s payment of the Base Monthly Rent for the remaining Base Rent Abatement Period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

8. Condition of Premises. Tenant acknowledges and agrees (i) Tenant is familiar with the condition of the Premises, (ii) Tenant accepts the Premises in their existing condition “AS IS”, and (iii) Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises.

9. Option. Tenant shall have one (1) option to further extend the Lease Term for an additional three (3) years pursuant to the terms and conditions set forth in Addendum 1 attached hereto and incorporated herein by reference.

10. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 14 of the Lease, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent wholly owning Tenant or a wholly owned subsidiary of Tenant or Tenant’s parent, or (ii) any entity which is controlled and managed by Tenant or a parent wholly owning Tenant, or (iii) any entity which purchases all or substantially all of the assets, stock or other ownership interests of Tenant or Tenant’s parent, or (iv) any entity into which Tenant or Tenant’s parent is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as a “Permitted Transferee” or “Permitted Transferees”) shall not be deemed a Transfer under Section 14 of the Lease (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent;

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Landlord shall not have any right to receive any consideration in connection therewith; and Landlord shall not have the recapture rights described in Section 14.1.A.C(1) of the Lease), provided in all instances that:

1. any such Permitted Transferee was not formed as a subterfuge to avoid the obligations of Section 14.1 of the Lease;

2. Tenant gives Landlord prior notice of any such assignment or sublease to a Permitted Transferee, unless prior notice is prohibited by any Law;

3. any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Permitted Transferee), other than in the case of an Permitted Transferee resulting from a merger or consolidation as described above where Tenant remains the surviving entity thereafter, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

4. Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

5. the Permitted Transferee shall have a net worth which is at least equal to the Tenant’s net worth as of the date of this Amendment as of the effective date of the Permitted Transfer, whichever is greater.

11. Active Improvements. Landlord acknowledges that Tenant is or shall in short order be performing certain Leasehold Improvements to the Premises. Landlord agrees that Landlord shall not charge Tenant any construction management fee in connection with such imminent Leasehold Improvements, and Landlord agrees that, without otherwise limiting Tenant’s surrender obligations under Section 15.1 of the Lease, Tenant shall not be required to remove and restore the Leasehold Improvements that are described or depicted on Exhibit A attached hereto upon the expiration or earlier termination of the Lease.

12. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord other than CBRE, Inc. If Tenant has dealt with any other person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

13. Relocation. Landlord and Tenant agree that Section 2.4 of the Lease is hereby deleted.

14. Ratification of Lease. Tenant acknowledges that the Lease is in full force and effect, there are currently no defaults nor claims existing under the Lease, and there are no amendments or addenda to the Lease Agreement other than those set forth herein.

15. Effect of Amendment. Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

16. Definitions. Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

17. Authority. Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

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18. Miscellaneous.

a. Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

b. Incorporation. This Amendment is incorporated into the Lease by reference and all terms and conditions of the Lease (except as expressly modified herein) are incorporated into this Amendment by reference.

c. Neutral Interpretation. This Amendment shall be interpreted neutrally between the parties regardless of which party drafted or caused to be drafted this Agreement.

d. Integration. This Amendment and the Lease comprises the entire agreement between the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD

Marriott Plaza Associates LP,

a California limited partnership

By:	Menlo Equites IV LLC,
a California limited liability company
Its:	General Partner

	By:	Menlo Equities LLC,
a California limited liability company
	Its:	Manager

		By:	Diamant Investments LLC,
a California limited lability company
		Its:	Member

			By:	/s/ Richard Holmstrom
Name: Richard Holmstrom

Dated: 2/9/2023

TENANT

ASTERA LABS, INC.,

a Delaware corporation

By:	/s/ Philip T. Mazzara
Name:	Philip Mazzara
Its:	General Counsel

Dated: 01/30/2023

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EXHIBIT A

LEASEHOLD IMPROVEMENTS NOT REQUIRING END OF TERM RESTORATION:

•	(1) 100-amp feeder from the existing MSB to Suite 106.

•	(1) 75 KVA 480-208/120-volt transformer in suite 106.

•	(2) 225-amp, 42 circuit panelboards.

•	(14) L21 -20r ceiling mounted receptacles.

•	(1) L21-30r ceiling mounted receptacle.

•	(4) L6-30r ceiling mounted receptacles.

•	(2) 50-amp pin & sleeve receptacles for chamber locations.

•	(3) rooftop condensing units.

•	(6) interior mounted fan coil units.

•	(1) 120/208-volt digital meter for KWH readings.

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ADDENDUM 1

OPTION TO EXTEND

This Addendum 1, entitled “Option to Extend”, is and shall constitute Addendum 1 to that certain Third Amendment to Lease Agreement dated January 30, 2023 (the “Lease Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”) for the leasing of certain premises commonly referred to by the parties as 2901 Tasman Drive, Suite 115, 204, 205, 209 and 219, Santa Clara, California 95054 (the “Premises”). The terms, conditions and provisions of this Addendum 1 are hereby incorporated into and are made a part of the Lease Amendment. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease Amendment. In the event of a conflict between the terms of this Addendum and d the e remainder of the terms of the Lease, the terms of this Addendum shall control.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Section 5 below, Tenant shall have an option (“Option”) to further extend the term of the Lease for three (3) years (the “Extended Term”).

2. Tenant’s Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the “Option Notice”), which exercise shall be irrevocable. If Landlord does not receive the Option Notice from Tenant by the date that is nine (9) months prior to the expiration of the then current Lease Term, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3. Establishing the Initial Base Monthly Rent for the Extended Term. The initial Base Monthly Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the vicinity of the Building, taking into consideration the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial Base Monthly Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the Extended Term. The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

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Upon determination of the initial Base Monthly Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease setting forth the initial Base Monthly Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to further extend the initial term of the Lease under this Addendum unless Landlord and Tenant otherwise expressly agree in writing.

4. Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Landlord shall in no event or circumstance be responsible for the payment of any commissions and fees to any broker of Tenant, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim judgment, or damages with respect thereto, including attorneys’ fees and costs.

5. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the initial term of the Lease, or is in default of any provision of the Lease on the date Landlord receives the Option Notice or at any time prior to the commencement of the Extended Term (it being agreed that a default by Tenant under the Lease following Tenant’s delivery of the Option Notice and prior to the commencement of the Extended Term shall result in the Landlord having the right to declare Tenant’s exercise of the Option null and void); and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (4) if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. Time is of the Essence. Time is of the essence with respect to each and every time period set forth in this Addendum.

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FOURTH AMENDMENT TO LEASE AGREEMENT

[EXPANSION AGREEMENT]

This Fourth Amendment to Lease Agreement (“Amendment”) is dated December 16, 2023, for reference purposes only, and is entered into by and between n Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 21, 2020, as amended by that certain First Amendment to Lease Agreement dated June 15, 2021, as amended by that certain Second Amendment to Lease Agreement dated March 20, 2022, and as further amended by that certain Third Amendment to Lease Agreement dated January 30, 2023 (collectively, the “Lease”), for the leasing of certain premises consisting of approximately 33,157 rentable square feet located at 2901 Tasman Drive, Suites 106, 204, 205, 209 and 219, Santa Clara, California 95054 (the “Original Premises”) as such Original Premises is more fully described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises consisting of approximately 18,163 rentable square feet located at 2901 Tasman Drive, Suites 107, 112 and 210, Santa Clara, California 95054 (the “2024 Expansion Premises”), which Expansion Premises are depicted on Exhibit A attached hereto and made a part hereof, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Premises/Early Occupancy:

(a) Effective as of January 1, 2024 (the “2024 EP Commencement Date”), the Original Premises shall be expanded to include the 2024 Expansion Premises.

(b) From and after the 2024 EP Commencement Date, the “Premises” shall mean and refer to the aggregate of the Original Premises and the 2024 Expansion Premises consisting of a combined total of approximately 51,320 rentable square feet located at 2901 Tasman Drive, Suites 106, 107, 112, 204, 205, 209, 210 and 219, Santa Clara, California 95054. Accordingly, from and after the 2024 EP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to the: Original Premises and the 2024 Expansion Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the: 2024 EP Commencement, the rentable square footage of the Premises shall be conclusively/ deemed to be 51,320 rentable square feet.

(c) Tenant acknowledges and agrees (i) Tenant is familiar with the condition of the 2024 Expansion Premises, (ii) Tenant accepts the 2024 Expansion Premises in their existing condition “AS IS”, and (iii) Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the 2024 Expansion Premises except as otherwise set forth in Exhibit B attached hereto and made a part hereof.

(d) Following’ the full execution of this Amendment and Tenant’s delivery of all required insurance information, Tenant may enter the 2024 Expansion Premises for the purpose of, and only for the purpose of, installing furniture, fixtures and equipment, in furtherance of Tenant’s intended business operations from the 2024 Expansion Premises (“Early Occupancy”). While Tenant shall not: be obligated to pay Base Monthly Rent and/or Additional Rent on the 2024 Expansion Premises during any such Early Occupancy and prior to the 2024 EP Commencement Date, all I other terms off the Lease, including, but not limited to Tenant’s s obligation to pay utilities, Tenant’s obligations to carry all insurance required by the Lease, Tenant’s indemnification obligations, etc., shall be in effect during; such period of Early/ Occupancy.

3. Base Monthly Rent For The 2024 Expansion Premises: Effective from and after the 2024 EP Commencement Date, the Base Monthly Rent for the 2024 Expansion Premises payable by Tenant to Landlord in accordance with the provisions of the Lease shall be as follows:

Period (Suites 107 & 210))	Base Monthly Rent
January 1, 2024 - December 31, 2024*	$42,759.50 ($3.50/SF (Full Service))
January 1, 2025 - April 30, 2025	$44,042.29 ($3.61/SF (Full Service))

*	Base Monthly Rent for Suites 107 & 210 shall be during the months of January 2024 and February 2024 (the “Suites 107 & 210 Abatement Period”).

Period (Suite 112)	Base Monthly Rent
January 1, 2024 - December 31, 2024**	$20,811.00 ($3.50/SF (Full Service))
January 1, 2025 - April 30, 2025	$21,435.33 ($3.61/SF (Full Service))

**

The Base Monthly Rent for Suite 112 shall be abated during the months of January 2024 through June 2024 (the “Suite 112 Abatement Period”); provided, however, in the event that the Tenant takes occupancy and commences business operations within Suite 112, the Suite 112 Abatement Period shall automatically be shortened and shall expire on the- date when such business activities commence. Notwithstanding the foregoing, Tenant shall I have the right to utilize: Suite 112 as a swing space on a proportional basis to the extent Tenant is making modifications to Suites 107 and/or 210, and such swing space use shall not affect the Suite 1122 Abatement Period.

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***

The Suites 107 & 210 Abatement Period and thee Suite 112 Abatement Period are sometimes referred to collectively in this Amendment as the “Base Rent Abatement. Period”. Notwithstanding the foregoing, Tenant acknowledges that Landlord’s agreement to provide the above referenced Base Monthly Rent: abatements with respect to Suites 107, 112, and 210 (collectively, the “Base Monthly Rent Abatement”) is conditioned upon Tenant not committing an act of default throughout the Lease Term. If Tenant commits an act of default at any time during the Lease Term and fails to cure said default within any applicable notice and cure period provided for under the Lease, then (i) Tenant shall immediately pay to Landlord, upon demand, a sum equal to the total amount of the Base Monthly Rent Abatement which has been used by Tenant as of the date of the occurrence of such event of default, and (ii) all off the Base Monthly Rent Abatement which has not been used by Tenant as of the date of the occurrence of such event of default shall automatically terminate and become null and void, and Tenant shall there after pay all Base Monthly Rent when due under the Lease (as modified by this Amendment), without regard to the Base Monthly Rent Abatement provisions set forth hereinabove.

4. Additional Provisions Regarding Base Monthly Rent Abatement: Landlord and Tenant agree that the following provisions apply with respect to the Base Rent Abatement granted above.

A. Notwithstanding anything to the contrary contained in the Lease, Landlord shall have the option (the “Lump Sum Payment Option”) to require Tenant to pay Base Monthly Rent for so much of the Base Rent Abatement Period as remains following Landlord’s notice as hereinafter provided at the Base Monthly Rent rate otherwise: set forth in the applicable Base Monthly Rent schedule beginning on the date (the “Base Monthly Rent Start Date” ) sett forth in the Lump Sum Option Notice (defined below), which shall in no event be a date prior to payment to Tenant of the Abated Rent Lump) Sum Payment (defined below). To exercise the Lump Sum Payment Option, Landlord must (i) written notice to Tenant of such exercise (the “Lump Sum Payment Option Notice”) and (ii) pay to Tenant the Base Monthly Rent that would be payable for the applicable remaining’ Base: Rent Abatement Period at the monthly rate set forth in the above Base Monthly’ Rent schedule (the “Abated Rent Lump Sum Payment”). If Landlord elects its Lump Sum Payment Option, the Abated Rent Lump Sum Payment shall be made, at Landlord’s election (a) within thirty (30) days of Tenant’s receipt of the Lump Sum Payment Option Notice, or (b) on the closing date of any financing or sale of the Building! by Landlord (the date of such payment is herein after referred to as the “Lump Sum Payment Date”). If Landlord fails to pay the Abated Rent Lump Sum Payment by the Lump Sum Payment Date or the financing or sale transaction for the Building, if applicable, expires is terminated or deemed null and void for any reason, Landlord’s exercise of the- Lump Sum Payment Option shall be deemed null and void and of no further force or effect and the Abated Rent Lump Sum Payment, if theretofore paid by Landlord to Tenant, shall promptly be returned by Tenant to Landlord. If the Base Monthly Rent t Start Date is effective on a day other than the first day off a calendar month and Landlord has then paid the Abated Rent Lump Sum Payment, then Tenant shall pay any Base Monthly Rent payable hereunder for the period from the Base Monthly Rent Start Date through the last day/ of the calendar month, with the next installment of Base Monthly Rent due for the following calendar month.

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B. If Landlord exercises its Lump Sum Payment Option in accordance with the above paragraph, Landlord shall I prepare an amendment in the form of Exhibit F attached to the Lease (the “Lump Sum Payment Amendment”) that documents the effect of Landlord’s exercise of the Lump Sum Payment Option and sets forth a revised Base Monthly Rent schedule reflecting Tenant’s payment of the Base Monthly Rent for the remaining Base Rent Abatement Period following the Lump Sum Payment Option Notice. A copy of the Lump Sum Payment Amendment shall be sent to Tenant and Tenant shall execute and return the Lump Sum Payment Amendment t to Landlord within ten (10) business days thereafter, but Landlord’s otherwise valid exercise of the Lump Sum Payment Option shall be fully effective whether or not the Lump Sum Payment Amendment is executed.

5. Tenant’s Allocated Share/Base Year: Effective from and after the 2024 EP Commencement Date, Tenant’s Allocated Share under the Lease shall be increased from 33.01% to 51.10%. Landlord and Tenant agree that the Base Year applicable to the 2024 Expansion Premises shall be 2024.

6. Insurance: Prior to Tenant’s entry into the 2024 Expansion Premises for any reason, Tenant shall deliver to Landlord a certificate of insurance evidencing that the 2024 Expansion Premises are included within and covered by Tenant’s insurance policies required to be carried by Tenant pursuant to the Lease. Notwithstanding the foregoing, Tenant is permitted to deliver a certificate of insurance for its “all risks” policy or policies to Landlord within thirty (30) days of the 2024 EP Commencement Date.

7. Reserved Parking During Events: Landlord agrees that Tenant shall be entitled to, and Landlord shall provide Tenant with, twenty (20) reserved parking spaces at all times during weekdays that Landlord is renting out parking spaces at the Property for events and ten (10) reserved parking spaces during all times during weekends that Landlord is renting out parking spaces at the Property for events.

8. Right of First Offer on Remaining Space in the Building: During the Lease Term as extended hereby, Tenant shall have a one-time right of first offer (“First Offer Right”) to lease any space in the Building (the “First Offer Space”), which may become available for lease as provided hereinbelow and as determined by Landlord. For purposes hereof, the First Offer Space shall I become available for leases to Tenant when Landlord decides to begin marketing such space for lease. Notwithstanding anything herein to the contrary, Tenant’s First Offer Right set forth herein shall be subject and subordinate to all expansion, first offer and similar rights currently set forth in any lease which has been executed as off the date off execution of the Lease, as such leases may be modified, amended, or (collectively, the “Superior Rights”). Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space will or’ has become available for lease as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant’s First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of such space. Tenant shall have ten (10) business days (the “Negotiation Period”) from the First Offer Notice within which to conduct negotiations with Landlord regarding Tenant’s leasing of the First Offer Space, whether on the terms set forth in

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Landlord’s notice (if applicable) or otherwise. During the Negotiation Period, Landlord and Tenant will negotiate in good faith in an attempt to agree on a lease off the First Offer Space. Neither Landlord nor Tenant t shall be bound to agree to or accept any terms and conditions for such lease except those which each party, in its sole discretion, wishes to agree to. “Good Faith” in such negotiations does not require either party to make concessions to the other party’s position, but only requires that each party give the other party a reasonable opportunity, within the Negotiation Period, to present and discuss the party’s proposals. Landlord is not bound to agree to any or all of the terms, if any, set forth in the First Offer Notice if it determines during negotiations that one or more of said terms is not in Landlord’s best interest. If Landlord and Tenant do not reach agreement in writing for Tenant to lease the First Offer Space within the Negotiation Period, Landlord thereafter shall have the right to offer or’ lease the First Offer Space to any third party, on such terms and conditions as Landlord may elect, and Landlord shall not thereafter, have any duty to further offer” the First Offer Space to Tenant. The right granted to Tenant in this Paragraph is personal to Tenant and may not be assigned by Tenant to any third party, either alone or in conjunction with an assignment of the Lease or a sublease of all or any part of the Premises. The rights granted to Tenant under this paragraph shall terminate upon the earliest of the following to occur: (i) the termination of the Lease; (ii) any assignment by Tenant of its interest in the Lease; (iii) any subletting; by Tenant of any portion of the Premises, (iv) a default by Tenant under the Lease, or (v) when the Negotiation Period ends without Tenant and Landlord reaching a written agreement for Tenant to lease the First Offer Space.

9. No Restoration of Certain Tenant Improvements: The Landlord agrees that, upon the expiration or earlier termination of the: Lease, Tenant will not be obligated to remove and restore the Tenant (as defined in Exhibit B attached hereto) performed by or for Tenant with respect to Suite 107 and 210.

10. Additional Signage: Landlord and Tenant agree to use good faith efforts to mutually agree on a way to enhance Tenant’s signage profile at the Property.

11. Power and Cooling Upgrades: Subject to Tenant’s compliance with the terms of Section 5.1 of the Lease, Landlord agrees that Tenant shall have the right to add power and cooling upgrades to the Premises at its sole cost and expense, with no obligation to remove any such alterations or restore the Premises at the expiration of the Lease Term. Landlord also agrees to reasonably cooperate with Tenant to monitor r any issues with respect to the HVAC units servicing the Premises.

12. California Disability Compliance: California Disability Compliance: Pursuant to California Civil Code § 1938, Landlord hereby states that the 2024 Expansion Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52). Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection,

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and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises,” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the 2024 Expansion Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the 2024 Expansion Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by applicable law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand.

13. Brokers: Each party hereto represents and warrants to the other party hereto that neither party has engaged or been represented by any brokers in connection with this Amendment other than CBRE, representing Tenant, and Cushman & Wakefield, representing Landlord. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

14. General Provisions:

(a) Capitalized Terms: Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the meanings given them in the Lease.

(b) Lease Status/Entire Understanding: The Lease is in full force and effect and there are no other amendments or addenda to the Lease other than those set forth herein. Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect. This Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

(c) Modification: This Amendment cannot be amended or modified except by a written agreement executed by each of the parties hereto.

(d) Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

(e) Interpretation/Voluntary Agreement: The terms of this Amendment shall be interpreted neutrally regardless of which party prepared this Amendment or the language in question. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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LANDLORD:				TENANT:

MARRIOTT PLAZA ASSOCIATES L.P.,				ASTERA LABS, INC.,
a California limited partnership				a Delaware corporation

By:	Menlo Equities LLC			By:	/s/ Phil Mazzara
	a California limited liability company			Name:	Phil Mazzara

Its:	Manager			Its:	General Counsel
Date:

	By:	Diamant Investments LLC,
a California limited liability
company

	Its:	Member

By:
		Name:	Richard Holmstrom
		Its:	Manager
Date:

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LANDLORD:				TENANT:

MARRIOTT PLAZA ASSOCIATES L.P.,				ASTERA LABS, INC.,
a California limited partnership				a Delaware corporation

By:	Menlo Equities Associates IV LLC,			By:
	a California limited liability company			Name:
Its:	General Partner			Its:
Date:

	By:	Menlo Equities LLC,
a California limited liability
company

	Its:	Member

		By:	Diamant Investments
LLC,
a California limited
liability company
		Its:	Member

		By:	/s/ Richard Holmstrom
		Name:	Richard Holmstrom
		Its:	Manager
		Date:	12-21-23

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EXHIBIT A

EXPANSION PREMISES

This exhibit, entitled “Expansion Premises”, is and shall constitute Exhibit A to that certain Fourth Amendment to Lease Agreement dated December 14, 2023 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”), and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 106, 107, 112, 204,205, 209, 210 and 219, Santa Clara, California 95054. The 2024 Expansion Premises is depicted below.

[ATTACHED – 3 PAGES]

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EXHIBIT B

TENANT IMPROVEMENTS

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain Fourth Amendment to Lease dated December 16, 2023 (the “Amendment”), by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”), and ASTERA LABS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 2901 Tasman Drive, Suites 106, 107, 112, 204, 205, 209, 210 and 219, Santa Clara, California 95054 (the “Premises”). Landlord and Tenant hereby agree that the Amendment is hereby supplemented as follows:

1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to: (i) install and construct three (3) additional conference rooms in Suite 107 as depicted on the Suite 107 space plan attached hereto as Exhibit B-l, (ii) install glass walls and two doors to create a large board room in Suite 210 as depicted on the Suite 210 space plan attached hereto as Exhibit B-l, (iii) demo the room highlighted in red on the Suite 210 space plan attached hereto as Exhibit B-l, patch and paint the walls following such removal, and replace the carpet as needed as a result of such removal, (iv) install sound proof walls and ceiling as needed throughout the Premises, and (v) install badge readers to allow access through side doors for Suites 106 and 107 (collectively, “Tenant Improvements”). Landlord shall not be obligated to pay for any improvements other than the Tenant Improvements.

2. Tenant Improvement Allowance. Landlord shall provide an allowance for the construction of certain portions of the Tenant Improvements, not to exceed the amount of One Hundred Thousand Dollars ($100,000.00) (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance may only be used for and applied to the Tenant Improvements identified in subsections (i), (ii) and (iii) of Section 1 of this Exhibit above (the “Allowance Related Improvements”), Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance exceeds the actual Tenant Improvement Costs (defined below) for such specified Tenant Improvements, and in no event will any portion of the Tenant Improvement Allowance be used for or applied to the Tenant Improvements identified in subsections (iv) and (v) of Section 1 of this Exhibit above (the “Non-Allowance Related Improvements”).

3. Tenant Improvement Costs. The “Tenant Improvement Costs” shall mean and include any and all costs and expenses of the Allowance Related Improvements, including, without limitation, all of the following:

(a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications for the Allowance Related Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

(b) All costs of obtaining building permits and other necessary authorizations and approvals from the city in which the Expansion Premises are located and other applicable agencies and jurisdictions;

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(c) All costs of interior design and finish schedule plans and specifications including as-built drawings; and

(d) All direct and indirect costs of procuring, constructing and installing the Allowance Related Improvements in the Expansion Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary 0012062023 1 services rendered by Landlord’s consultants and the General Contractor (who shall be selected by Landlord) in connection with construction of the Allowance Related Improvements, and all labor (including overtime) and materials constituting the Allowance Related Improvements.

4. Excess Tenant Improvement Costs. “Excess Tenant Improvement Costs” shall mean and refer to the aggregate of (i) all extra costs incurred as a result of Tenant Delays, set forth in Section 6 below (including a construction management fee to Landlord of 3% of such costs), (ii) all Tenant Improvement Costs in excess of the Tenant Improvement Allowance, and (iii) all costs associated with the Non-Allowance Related Improvements. Tenant shall faithfully pay all of the Excess Tenant Improvement Costs to Landlord, in cash, within ten (10) business days of Landlord’s delivery to Tenant of a written demand therefore together with a reconciliation of such costs. In the event Tenant fails to make any payments for Excess Tenant Improvement Costs as and when required by this Section, then, without limiting Landlord’s rights under the Lease with respect to such monetary failure (such sums being Additional Rent under the Lease), such shall be considered a Tenant Delay.

5. Substantial Completion. Landlord shall attempt to achieve Substantial Completion (defined below) of the Tenant Improvements within a commercially reasonable time following the mutual execution of the Amendment, subject to delays beyond the reasonable control of the Landlord. The Tenant Improvements shall be deemed substantially complete on the date Landlord’s contractor notifies Landlord that the Tenant Improvements are substantially completed such that Tenant may occupy the Expansion Premises without material interference from Landlord (“Substantial Completion”). If Substantial Completion has not occurred within a commercially reasonable time following the mutual execution of the Amendment, (i) Landlord agrees to use reasonable efforts to achieve Substantial Completion of the Tenant Improvements as soon as practicable thereafter, (ii) Landlord shall not be deemed to be in breach or default of the Lease or this document as a result thereof, (iii) Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) there shall be no delay or extension of the EP Commencement Date as a result of the same. The Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Expansion Premises for all purposes of the Lease.

6. Tenant Delays. The term “Tenant Delays” shall mean all delays attributable to Tenant and/or any of Tenant’s representatives, including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Tenant Improvements; (b) the failure of Tenant to furnish approvals requested by Landlord within five (5) days of any such request; (c) the failure of Tenant to comply with the requirements of Section 4 above; and/or (d) any and all actual and substantiated delays caused by or arising from acts or omissions of Tenant and/or Tenant’s representatives, in any manner whatsoever in breach of the terms of this Lease.

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7. Lease Provisions; Conflict. The terms and provisions of the Amendment and the Lease, insofar as they are applicable, in whole or in part, to this Exhibit, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Amendment, the Lease and this Exhibit, the terms of this Exhibit shall prevail.

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EXHIBIT B-1

SPACE PLAN OF TENANT IMPROVEMENTS

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FIFTH AMENDMENT TO LEASE AGREEMENT

[EXPANSION AGREEMENT]

This Fifth Amendment to Lease Agreement (“Amendment”) is dated February 1, 2024, for reference purposes only, and is entered into by and between Marriott Plaza Associates LP, a California limited partnership (“Landlord”) and ASTERA LABS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 21, 2020, as amended by that certain First Amendment to Lease Agreement dated June 15, 2021, as amended by that certain Second Amendment to Lease Agreement dated March 20, 2022, as amended by that certain Third Amendment to Lease Agreement dated January 30, 2023, and as further amended by that certain Fourth Amendment to Lease Agreement dated December 16, 2023 (collectively, the “Lease”), for the leasing of certain premises consisting of 51,320 rentable square feet located at 2901 Tasman Drive, Suites 106, 107, 112, 204, 205, 209, 210 and 219, Santa Clara, California 95054 (the “Premises”); and

B. Landlord and Tenant now wish to further amend the Lease in accordance with, and subject to, each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Extension of Lease Term. Landlord and Tenant agree that the Lease Term is hereby extended through and including May 31, 2025.

3. Base Monthly Rent For May 2025: The Base Monthly Rent for the Premises for the month of May 2025 shall be $185,008.61.

4. Building and Monument Signage. Landlord agrees that Tenant shall have the following signage rights (all terms of the Lease with respect to Tenant signage shall be applicable to the following signage rights granted to Tenant, including, but not limited to, the end of term removal and restoration obligations, and the agreement that such signage be installed by Tenant at Tenant’s sole cost and expense, or, at Landlord’s option, installed by Landlord at Tenant’s sole cost and expense):

A. Building Signage: Landlord agrees that Tenant shall have the right to install two (2) building signs upon the exterior of the Building, which building signs shall be consistent with the materials, finishes and installation methods used for the existing LG building signage. Prior to installing the same, Tenant shall submit renderings and plans and specifications for such monument signage to Landlord for Landlord’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).

B. Monument Sign 1: Tenant shall have the right to place its name and logo on the right half of the monument sign depicted on Exhibit A attached hereto, as generally depicted in such Exhibit A depiction, which is located at the corner of Tasman and Great American Parkway; provided, however, Tenant’s materials, finishes and installation methods must be consistent with the materials and installation methods used for the tenant signage on the left half of such monument sign (including, but not limited to, the requirement that such signage be in the color black). Prior to installing the same, Tenant shall submit renderings and plans and specifications for such monument signage to Landlord for Landlord’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).

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C. Monument Sign 2: Tenant shall have the right to place its name and logo on the left half of the monument sign depicted on Exhibit B attached hereto; provided, however, Tenant’s materials and installation methods must be consistent with the materials, finishes and installation methods used for the tenant signage on the right half of such monument sign (including, but not limited to, the requirement that such signage be in the color black). Prior to installing the same, Tenant shall submit renderings and plans and specifications for such monument signage to Landlord for Landlord’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).

5. Modifications to Tenant Improvements. Landlord and Tenant agree that Sections 1 and 2 of Exhibit B (Tenant Improvements) attached to the Fourth Amendment to Lease Agreement dated December 16, 2023, are hereby deleted in their entirety and are replaced with the following (the Exhibit references referred to in the following quoted replacement language shall continue to refer to the Exhibits attached to the Fourth Amendment to Lease Agreement dated December 16, 2023):

“1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to: (i) install and construct three (3) additional conference rooms in Suite 107 as depicted on the Suite 107 space plan attached hereto as Exhibit B-1, (ii) install glass walls and two doors to create a large board room in Suite 210 as depicted on the Suite 210 space plan attached hereto as Exhibit B-1, (iii) demo the room highlighted in red on the Suite 210 space plan attached hereto as Exhibit B-1, patch and paint the walls following such removal, and replace the carpet as needed as a result of such removal, (iv) install two (2) new dishwashers in the Premises at Landlord’s sole cost, (v) install sound proof walls and ceiling as needed throughout the Premises, and (vi) install badge readers to allow access through side doors for Suites 106 and 107 (collectively, “Tenant Improvements”). Landlord shall not be obligated to pay for any improvements other than the Tenant Improvements.

2. Tenant Improvement Allowance. Landlord shall provide an allowance for the construction of certain portions of the Tenant Improvements, not to exceed the amount of One Hundred Forty-Nine Thousand Four Hundred Nineteen Dollars ($149,419.00) (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance may only be used for and applied to the Tenant Improvements identified in subsections (i), (ii), (iii) and (iv) of Section 1 of this Exhibit above (the “Allowance Related Improvements”), Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance exceeds the actual Tenant Improvement Costs (defined below) for such specified Tenant Improvements, and in no event will any portion of the Tenant Improvement Allowance be used for or applied to the Tenant Improvements identified in subsections (v) and (vi) of Section 1 of this Exhibit above (the “Non-Allowance Related Improvements”).”

Landlord and Tenant agree that the improvements reflected in the bids attached hereto as Exhibit C (which Tenant has reviewed and approved) are part of the Allowance Related Improvements to be constructed by Landlord. Landlord and Tenant agree that the dishwasher related improvements, which are part of the Allowance Related Improvements to be installed by Landlord at Landlord’s sole cost and expense, are reflected in the bid attached hereto as Exhibit D. Notwithstanding the terms of Exhibit B to the Fourth Amendment to Lease Agreement, Landlord agrees that Tenant shall have no obligation to pay any Tenant Improvement Costs for the Allowance Related Improvements over and above the Tenant Improvement Allowance unless such excess Tenant Improvement Costs are caused by Tenant Delays and/or any change orders requested by Tenant which are approved by Landlord.

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6. Brokers: Each party hereto represents and warrants to the other party hereto that neither party has engaged or been represented by any brokers in connection with this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

7. General Provisions:

(a) Capitalized Terms: Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the meanings given them in the Lease.

(b) Lease Status/Entire Understanding: The Lease is in full force and effect and there are no other amendments or addenda to the Lease other than those set forth herein. Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect. This Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

(c) Modification: This Amendment cannot be amended or modified except by a written agreement executed by each of the parties hereto.

(d) Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

(e) Interpretation/Voluntary Agreement: The terms of this Amendment shall be interpreted neutrally regardless of which party prepared this Amendment or the language in question. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

3

LANDLORD:	TENANT:

MARRIOTT PLAZA ASSOCIATES L.P.,	ASTERA LABS, INC.,
a California limited partnership	a Delaware corporation

By: Menlo Equities Associates IV LLC,	By: /s/ Phil Mazzara
a California limited liability company	Name: Phil Mazzara
Its: General Partner	Its: General Counsel
Date: 2/7/2024

By: Menlo Equities LLC a California limited liability company
Its: Manager

By: Diamant Investments LLC, a California limited liability company
Its: Member

By: /s/ Richard Holmstrom
Name: Richard Holmstrom
Its: Manager
Date: 2/8/24

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EXHIBIT A

MONUMENT SIGN 1

1

EXHIBIT B

MONUMENT SIGN 2

1

EXHIBIT C

UPDATED TENANT IMPROVEMENTS Bid

1

EXHIBIT D

DISHWASHER IMPROVEMENTS BID

1